Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT, dated as of September 18, 2019 (this “Amendment”), to the Credit Agreement, dated as of August 30, 2016 (as amended, supplemented or otherwise modified from time to time prior to the First Amendment Effective Date, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), among ESH Hospitality, Inc. (the “Borrower”), the other Guarantors party thereto from time to time, and Extended Stay America, Inc., as the lender (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested an extension to the maturity of the Initial Loans under the Credit Agreement and to effect certain other amendments to the Credit Agreement, on the terms set forth herein; and

WHEREAS, the Borrower and the Lender are willing to agree to this Amendment on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) Pursuant to Section 10.01 of the Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

(b) Schedule 1.01D, Schedule 1.01F, Schedule 5.05, Schedule 5.12, Schedule 7.01(b), Schedule 7.02(f), Schedule 7.03(b), Schedule 7.08 and Schedule 7.09 to the Credit Agreement are hereby replaced by the schedules set forth in Annex II hereto.

(c) Except as otherwise provided herein, all other schedules and exhibits to the Credit Agreement, in the forms thereof in effect immediately prior to the First Amendment Effective Date, will be continued as the schedules and exhibits attached to the Amended Credit Agreement.

SECTION 3. Effectiveness. The effectiveness of this Amendment and the obligations of the Lender hereunder are subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Lender (the day on which such conditions are satisfied or waived is herein referred to as the “First Amendment Effective Date”):

(a) The Lender’s receipt of the following, each of which shall be originals or ..pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Lender and its legal counsel:

(i) executed counterparts of this Amendment;

(ii) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including a certificate attaching the Organization Documents of each Loan Party) as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(iii) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower substantially in the form delivered on the Closing Date.

(b) All fees and expenses due to the Lender required to be paid on the First Amendment Effective Date shall have been paid.

(c) The conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied as of the First Amendment Effective Date and the Lender shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.02(i) and 4.02(ii) of the Credit Agreement.

SECTION 4. Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby represents and warrants to each of the Lenders and the Lender that as of the First Amendment Effective Date:

4.1. This Amendment has been duly authorized, executed and delivered by each Loan Party that is a party hereto. This Amendment, the Amended Credit Agreement, and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

4.2. The execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions contemplated hereby, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the

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creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (c)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

4.3. Each of the representations and warranties of each Loan Party set forth in Article V of the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

SECTION 5. Effect of Amendment.

5.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5.2. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 6. Acknowledgement and Consent. Each Loan Party hereby confirms that all of its obligations, liabilities and indebtedness under the Loan Documents to which it is a party shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Amendment.

SECTION 7. General.

7.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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7.2. Costs and Expenses. The Borrower agrees to pay or reimburse the Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Amendment and the consummation and administration of the transactions contemplated hereby (including all Attorney Costs of Fried, Frank, Harris, Shriver & Jacobson LLP), in each case to the extent such payment or reimbursement would be required by Section 10.04 of the Credit Agreement.

7.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

7.4. Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

ESH HOSPITALITY, INC., as Borrower

By:	/s/ Brian T. Nicholson
Name: Brian T. Nicholson
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS:

CP ESH INVESTORS, LLC
EXTENDED STAY LLC
ESH H PORTFOLIO LLC
ESH SPARTANBURG GROUND LESSEE LLC
ESH ACQUISITIONS HOLDINGS LLC
ESH ACQUISITIONS LLC
ESA ADMINISTRATOR LLC

By:	/s/ Brian T. Nicholson
Name: Brian T. Nicholson
Title: Vice President and Treasurer

EXTENDED STAY AMERICA, INC., as Lender

By:	/s/ Brian T. Nicholson
Name: Brian T. Nicholson
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 (Unsecured Loan)]

ANNEX I

Amended Credit Agreement

Attached hereto.

~~EXECUTION COPY~~

CREDIT AGREEMENT

Dated as of August 30, 2016,

As amended on September 18, 2019

among

ESH HOSPITALITY, INC.,

as the Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

EXTENDED STAY AMERICA, INC.,

as the Lender

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	4~~2~~4
Section 1.03	Accounting Terms	4~~3~~4
Section 1.04	Rounding	4~~3~~4
Section 1.05	References to Agreements, Laws, Etc.	4~~3~~5
Section 1.06	Times of Day	4~~3~~5
Section 1.07	Timing of Payment or Performance	4~~3~~5
Section 1.08	FFO Builder Basket Transactions	4~~3~~5
Section 1.09	Cashless Rollovers	4~~3~~5
Section 1.10	Certain Calculations and Tests	4~~4~~5
Section 1.11	Divisions	4~~6~~8

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01	The Initial Loans	4~~6~~8
Section 2.02	Borrowings of Loans	4~~6~~8
Section 2.03	[Reserved]	4~~7~~8
Section 2.04	[Reserved]	4~~7~~8
Section 2.05	Prepayments	4~~7~~8
Section 2.06	Termination or Reduction of Commitments	~~48~~50
Section 2.07	Repayment of Loans	~~49~~51
Section 2.08	Interest	~~49~~51
Section 2.09	Fees	~~49~~51
Section 2.10	Computation of Interest and Fees	~~49~~51
Section 2.11	Evidence of Indebtedness	~~50~~51
Section 2.12	Payments Generally	~~50~~52
Section 2.13	[Reserved]	~~51~~52
Section 2.14	Incremental Credit Extensions	~~51~~52
Section 2.15	Refinancing Amendments	~~54~~55
Section 2.16	Extension of Loans	~~54~~56

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01	Taxes	~~56~~58
Section 3.02	[Reserved]	~~58~~60

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Section 3.03	[Reserved]	~~58~~60
Section 3.04	Increased Cost and Reduced Return; Capital Adequacy	~~58~~60
Section 3.05	[Reserved]	~~59~~61
Section 3.06	Matters Applicable to All Requests for Compensation	~~59~~61
Section 3.07	[Reserved]	~~59~~61
Section 3.08	Survival	~~60~~61

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01	Conditions to Initial Credit Extension	6~~0~~2
Section 4.02	Conditions to All Credit Extensions	6~~1~~3

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01	Existence, Qualification and Power; Compliance with Laws	6~~2~~4
Section 5.02	Authorization; No Contravention	6~~2~~4
Section 5.03	Governmental Authorization; Other Consents	6~~3~~4
Section 5.04	Binding Effect	6~~3~~5
Section 5.05	Financial Statements; No Material Adverse Effect	6~~3~~5
Section 5.06	Litigation	6~~3~~5
Section 5.07	No Default	6~~4~~6
Section 5.08	Ownership of Property; Liens; Real Property; Leases and Management Agreements	6~~4~~6
Section 5.09	Environmental Matters	6~~4~~6
Section 5.10	Taxes	6~~5~~7
Section 5.11	ERISA Compliance	6~~6~~7
Section 5.12	Subsidiaries; Equity Interests	6~~6~~8
Section 5.13	Margin Regulations; Investment Company Act	6~~6~~8
Section 5.14	Disclosure	6~~7~~9
Section 5.15	Labor Matters	6~~7~~9
Section 5.16	Use of Proceeds	6~~7~~9
Section 5.17	Intellectual Property; Licenses, Etc.	6~~7~~9
Section 5.18	Solvency	~~68~~70
Section 5.19	[Reserved]	~~68~~70
Section 5.20	OFAC; USA PATRIOT Act; FCPA; Anti-Corruption Laws; Sanctions	~~68~~70

ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.01	Financial Statements	~~69~~71
Section 6.02	Certificates; Other Information	7~~0~~2
Section 6.03	Notices	7~~1~~4

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01	Events of Default	10~~0~~2
Section 8.02	Remedies Upon Event of Default	10~~2~~4
Section 8.03	Exclusion of Immaterial Subsidiaries	10~~2~~5
Section 8.04	Application of Funds	10~~3~~5

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

Section 10.01	Amendments, Etc.	10~~3~~5
Section 10.02	Notices and Other Communications; Facsimile Copies	10~~4~~6
Section 10.03	No Waiver; Cumulative Remedies	10~~5~~7
Section 10.04	Attorney Costs and Expenses	10~~5~~7
Section 10.05	Indemnification by the Borrower	10~~6~~8
Section 10.06	Payments Set Aside	10~~7~~9
Section 10.07	Successors and Assigns	10~~7~~9
Section 10.08	Confidentiality	1~~09~~11
Section 10.09	Setoff	11~~0~~2
Section 10.10	Interest Rate Limitation	11~~0~~3
Section 10.11	Counterparts	11~~1~~3
Section 10.12	Integration; Termination	11~~1~~3
Section 10.13	Survival of Representations and Warranties	11~~1~~3
Section 10.14	Severability	11~~1~~4
Section 10.15	GOVERNING LAW	11~~2~~4
Section 10.16	WAIVER OF RIGHT TO TRIAL BY JURY	11~~2~~4
Section 10.17	Binding Effect	11~~3~~5
Section 10.18	USA PATRIOT Act	11~~3~~5
Section 10.19	No Advisory or Fiduciary Responsibility	115
~~Section 10.20~~	~~[Reserved]~~	~~3~~116
Section 10.2~~1~~0	[Reserved]	11~~4~~6
Section 10.21	[Reserved]	11~~4~~6
Section 10.22	Judgment Currency	11~~4~~6

ARTICLE XI

GUARANTY

Section 11.01	The Guaranty	11~~5~~7
Section 11.02	Obligations Unconditional	11~~5~~7
Section 11.03	Reinstatement	11~~6~~8
Section 11.04	Subrogation; Subordination	11~~7~~9
Section 11.05	Remedies	11~~7~~9
Section 11.06	Instrument for the Payment of Money	11~~7~~9
Section 11.07	Continuing Guaranty	11~~7~~9

Section 11.08	General Limitation on Guarantee Obligations	11~~7~~9
Section 11.09	Information	1~~18~~20
Section 11.10	Release of Guarantors	1~~18~~20
Section 11.11	Right of Contribution	1~~18~~20

SCHEDULES

1.01A	Commitments
1.01B	[Reserved]
1.01C	[Reserved]
1.01D	Excluded Subsidiaries
1.01E	Operating Leases
1.01F	Unrestricted Subsidiaries
1.01G	Management Agreements
5.05	Certain Liabilities
5.06	Litigation
5.08	Ownership of Property
5.09(a)	Environmental Matters
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.16	Post-Closing Covenants
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Certain Contractual Obligations
10.02	Certain Addresses for Notices

v

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C-1	Compliance Certificate
C-2	Solvency Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of August 30, 2016, among ESH HOSPITALITY INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time and EXTENDED STAY AMERICA, INC., a Delaware corporation, as the lender (the “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that the Lender extend credit to the Borrower in the form of the Initial Loans on the Closing Date in an initial aggregate principal amount of $75,000,000.

The proceeds of the Initial Loans will be used by the Borrower ~~to directly or indirectly consummate the Refinancing, pay the Transaction Expenses and~~ for general corporate purposes.

The Lender has indicated its willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2015 Senior Notes” means the original $500.0 million aggregate principal amount of the 5.25% senior unsecured notes due 2025 (the “5.25% 2025 Notes”) issued pursuant to the 2015 Senior Notes Indenture.

“2015 Senior Notes Indenture” means the indenture, dated as of May 25, 2015, among ESH Hospitality, Inc., as the issuer, the guarantors named therein and Deutsche Bank Trust Company Americas, as the trustee.

“2015 Senior Notes Issue Date” means May 15, 2015.

“2016 Senior Notes” means the additional $800.0 million aggregate principal amount of the 5.25% 2025 Notes issued pursuant to the 2016 Senior Notes Indenture.

“2016 Senior Notes Indenture” means the 2015 Senior Notes Indenture, as supplemented by the first supplemental indenture, dated as of March 18, 2016, among ESH Hospitality, Inc., as the issuer, the guarantors named therein and Deutsche Bank Trust Company Americas, as the trustee.

“2016 Credit Agreement” means this Agreement, as amended and in effect prior to the date hereof.

“2016 Transaction Expenses” means the “Transaction Expenses”, as defined in the 2016 Credit Agreement.

“2016 Transactions” means the “Transactions” as defined in the 2016 Credit Agreement.

“2019 Senior Notes” means the 4.625% senior unsecured notes due 2027 issued pursuant to the 2019 Senior Notes Indenture.

“2019 Senior Notes Indenture” means the indenture, dated as of September 18, 2019, among ESH Hospitality, Inc., as the issuer, the guarantors named therein and Deutsche Bank Trust Company Americas, as the trustee.

“2019 Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the 2019 Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“2019 Transactions” means (i) the effecting of certain amendments to this Agreement, (ii) the effecting of certain amendments to and refinancing of the Parent Credit Agreement and the Senior REIT Credit Agreement and (iii) the payment of 2019 Transaction Expenses.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Credit Agreement~~, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time~~.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

~~“Applicable Period” has the meaning set forth in Section 10.21.~~

“Applicable Rate” means a percentage per annum equal to 5.00%.

“Asset Acquisition” means:

(1) an investment by the Borrower or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into the Borrower or any of the Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Borrower or any of the Restricted Subsidiaries on the date of such investment; or

(2) an acquisition by the Borrower or any of the Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Borrower or any of the Restricted Subsidiaries on the date of such acquisition ~~and otherwise permitted under this Agreement~~.

“Asset Disposition” means the sale or other disposition by the Borrower or any of the Restricted Subsidiaries, other than to the Borrower or a Restricted Subsidiary, of:

(1) all or substantially all of the Equity Interests of such Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of the Borrower or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries and Parent and its Subsidiaries as of ~~each of~~ December 31, 201~~5, 2014 and 2013~~8 and related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries and Parent and its Subsidiaries for the fiscal ~~years~~year ended December 31, 201~~5, 2014 and 2013~~8.

“Award” means any compensation paid by any Governmental Authority in connection with a Casualty Event or condemnation in respect of all or any part of any Property.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code~~, as amended, modified, succeeded or replaced from time to time~~.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Attributable Proceeds” means the Net Cash Proceeds received by the Borrower from the public or private offering of its Equity Interests, which may include the Net Cash Proceeds from offerings of Equity Interests of the Borrower paired with Equity Interests of Parent, provided that the Net Cash Proceeds to the Borrower in the offering of paired shares shall be determined by the Borrower in good faith and shall include the Net Cash Proceeds from the sale of Class A common stock by the Borrower to Parent if such shares are purchased with the proceeds attributable to Parent from the sale of the paired shares.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Class made by the Lender pursuant to Section 2.01.

“BREP” means, collectively, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.F L.P. and Blackstone Real Estate Holdings VI L.P., each a Delaware limited partnership, and their respective Controlled Investment Affiliates.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender is located.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the Borrower or its Restricted Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Borrower as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Net Operating Income and Consolidated EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat leases in a manner consistent with its current treatment under generally accepted accounting principles as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

~~“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.~~

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) such local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) hereof entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

~~Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than that set forth in clause (1) above; provided that such amounts are converted into the currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.~~

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Centerbridge” means Centerbridge Capital Partners, L.P., a Delaware limited partnership, and its Controlled Investment Affiliates.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the ~~Closing~~First Amendment Effective Date), other than any combination of the Parent, the Investors or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Borrower’s Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Borrower’s Equity Interests;

(b) a “change of control” (or similar event) shall occur under any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate outstanding principal amount in excess of the Threshold Amount or any Permitted Refinancing Indebtedness in respect of any of the foregoing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” (a) when used with respect to the Lender, refers to whether the Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments Initial Commitments, Incremental Commitments or Refinancing Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Loans, Incremental Loans, Refinancing Loans of a given Refinancing Series or Extended Loans of a given Extension Series, Initial Commitments, Incremental Commitments or Refinancing Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms or conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of five Classes of term loan facilities under this Agreement.

“Closing Date” means August 30, 2016~~, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01~~.

“Code” means the U.S. Internal Revenue Code of 1986~~, as amended from time to time~~.

“Commitment” means, as to the Lender, its obligation to make a Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Loan to be made by the Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) an Incremental Amendment, (ii) a Refinancing Amendment or (iii) an Extension.

“Committed Loan Notice” means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) attributable to the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, increased by, to the extent such amount was deducted in calculating such net income (without duplication):

(1) net income from discontinued operations;

(2) provision for income taxes, including, without limitation, state, provincial or territorial, franchise and similar taxes and foreign withholding taxes;

(3) the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

(4) net amount of extraordinary items or non-recurring items, as may be determined by the Borrower in good faith;

(5) loss from unconsolidated entities;

(6) interest expense, net;

(7) depreciation and amortization;

(8) equity-based compensation expense;

(9) 2016 Transaction Expenses and 2019 Transaction Expenses in connection with the 2016 Transactions and the 2019 Transactions;

(10) impairment charges;

(11) all other non-cash items reducing net income (other than accruals or reserves for items that will require cash payments in future periods), including asset write-offs and write-down related to intangible assets (including goodwill) and long lives assets pursuant to GAAP; and

(12) any (gain) or loss, together with any related provision for taxes on such (gain) or loss, realized in connection with: (a) any disposition of assets by the Borrower or any Restricted Subsidiary outside the ordinary course of business; or (b) the disposition of any securities by the Borrower or any Restricted Subsidiary or the extinguishment of any Indebtedness of the Borrower or a Restricted Subsidiary.

In addition, Consolidated EBITDA shall exclude the impact of all currency translation gains or losses related to non-operating currency transactions.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Borrower and its Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1) the interest portion of any deferred payment obligations;

(2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3) the net cash costs associated with Swap Contracts and Indebtedness that is Guaranteed or secured by assets of the Borrower or any Restricted Subsidiary; and

(4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Borrower and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of debt discount, amortization of deferred financing charges and debt issuance costs, commissions, fees and expenses and any amortization thereof, (iv) any expensing of bridge, commitment or other financing fees or (v) non-cash costs associated with Swap Contracts or attributable to mark-to-market valuation of derivative instruments pursuant to GAAP.

“Consolidated Senior Debt” means as of any date, Consolidated Total Debt that (x) is Secured Indebtedness or (y) was incurred by any Subsidiary of the Borrower.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness (other than (x) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements or (y) the liquidation value of all redeemable preferred Equity Interests of such Person) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Debt shall not include (i) Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three Business Days after such amount is drawn and (ii) Indebtedness of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Debt.

“Consolidated Total Net Debt” means, as of any date of determination, Consolidated Total Debt, minus the aggregate amount of all cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making, or otherwise having as its primary activity holding or exercising Control over, equity or debt investments in one or more companies.

“Credit Agreement Refinancing Indebtedness” means Permitted Unsecured Refinancing Debt or other unsecured Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that in each case (i) other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, such Indebtedness has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated therewith, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (i) above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for (x) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and (y) any Previously Absent Financial Maintenance Covenant, in which case the Lender shall be given prompt written notice of such Previously Absent Financial Maintenance Covenant and the Loan Documents shall be automatically and without further action deemed modified on or prior to the date of incurrence of the Credit Agreement Refinancing Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of the Loans, it being understood that upon the amendment of the Loan Documents to include any such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Documents as it pertains to such Previously Absent Financial Maintenance Covenant shall only be made pursuant to Section 10.01); provided that, at the option of the Borrower, a certificate of a Responsible Officer delivered to the Lender at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Lender notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees) and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the rate that would otherwise be applicable to the principal amount of the Loans or other amounts pursuant to Section 2.08 plus 2.0%.

“Discharge of Obligations” means termination of the Commitments and payment in full in cash in immediately available funds of all Obligations (other than contingent indemnification obligations not yet accrued and payable).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith: provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of Parent (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees and OID (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to the lenders making such Loans, but excluding arrangement fees, structuring fees, commitment fees, underwriting fees or other similar fees (regardless of whether paid in whole or in part to any or all lenders) in connection with the commitment or syndication of such Indebtedness.

“Eligible Assignee” means an any Person (other than a natural person).

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974~~, as amended from time to time~~.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or a notification or determination that a Multiemployer Plan is insolvent; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (g) any Foreign Benefit Event; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate; (i) a determination that any Pension Plan is in “at-risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (j) a determination that any Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or (k) the occurrence of a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with a Plan, which could reasonably be expected to result in the incurrence of any material liability by a Loan Party or any Restricted Subsidiary under Title I of ERISA, or the imposition on a Loan Party or any Restricted Subsidiary Subsidiaries of any excise tax under Section 4975 of the Code.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934~~, as amended~~.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments (A) from Unrestricted Subsidiaries and any of their Subsidiaries, (B) received in respect of any minority investments and (C) from any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to the Borrower or a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Equity Interests (other than Disqualified Equity Interests and preferred stock) of Parent (or any direct or indirect parent of the Borrower);

in each case, to the extent designated as Excluded Contributions by the Borrower ~~within 180 days of the date such capital contributions are made, such dividends, distributions, fees or other payments are paid, or the date such Equity Interests are sold, as the case may be~~.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations (including, in the case of Contractual Obligations constituting Indebtedness existing on the ~~Closing~~First Amendment Effective Date, pursuant to any documentation with respect to any Permitted Refinancing thereof) existing on the ~~Closing~~First Amendment Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Lender, in consultation with the Borrower, the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lender therefrom, (e) any direct or indirect Foreign Subsidiary of the Borrower, (f) any not-for-profit Subsidiaries, (g) any Unrestricted Subsidiaries, (h) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, (i) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or of a Domestic Subsidiary described in clause (h) above and, (j) any captive insurance subsidiaries and (k) any Specified Property Owning Entities. The Excluded Subsidiaries as of the ~~Closing~~First Amendment Effective Date are listed on Schedule 1.01D.

~~“Existing Corp Credit Facility” means the Credit Agreement dated as of November 18, 2013, as amended, among Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.~~

“Existing Loan Tranche” has the meaning set forth in Section 2.16(a).

~~“Existing REIT Revolving Credit Facility” means the Credit Agreement dated as of November 18, 2013, as amended, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.~~

“Extended Loans” has the meaning set forth in Section 2.16(a).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Request” means any Loan Extension Request.

“Extension Series” means any Loan Extension Series.

“Facility” means the Initial Loans, a given Class of Incremental Loans, a given Refinancing Series of Refinancing Loans or a given Extension Series of Extended Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the ~~Closing~~First Amendment Effective Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future United States Department of the Treasury regulations or other official administrative guidance promulgated thereunder and any intergovernmental agreements entered into in connection with the implementation thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that to the extent that the interest rate determined by the foregoing provision of this definition is negative, such interest rate shall be deemed to be 0.00%; provided further that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

“FFO Builder Basket” means the sum of (without duplication):

(1) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2015 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Lender pursuant to Section 6.01, plus

(2) 100% of the sum of (A) the aggregate of the Borrower Attributable Proceeds after the 2015 Senior Notes Issue Date from the issuance and sale of the Borrower’s Equity Interests or any options, warrants or other rights to acquire Equity Interests of the Borrower and (B) the aggregate Net Cash Proceeds or the fair market value of other property received from the issuance or sale of convertible or exchangeable indebtedness of the Borrower upon conversion or exchange of such Indebtedness into Equity Interests and (C) contributions to the equity capital of the Borrower by any Person other than a Restricted Subsidiary, exclusive of (i) any Disqualified Equity Interests, (ii) any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the stated maturity of the 2015 Senior Notes or (iii) issuances and sales to Parent, other than the Borrower Attributable Proceeds from the sale of paired shares in an offering of Equity Interests, plus

(3) an amount equal to the net reduction in Investments made pursuant to Section 7.02(u) in any Person after the 2015 Senior Notes Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any of the Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”, set forth in the ~~New~~2015 Senior Notes Indenture as of the date hereof) not to exceed, in each case, the amount of Investments previously made by the Borrower and the Restricted Subsidiaries in such Person or Unrestricted Subsidiary pursuant to Section 7.02(u), plus

(4) the fair market value of non-cash tangible assets or Equity Interests acquired in exchange for an issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower, in each case, on or subsequent to January 1, 2015, plus

(5) without duplication, in the event the Borrower or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by the Borrower and the Restricted Subsidiaries in such Person pursuant to Section 7.02(u), minus

(6) any amount of the FFO Builder Basket used to make Investments pursuant to Section 7.02(u) after the Closing Date and prior to such time, minus

(7) any amount of the FFO Builder Basket used to pay dividends or make distributions or other Restricted Payments pursuant to Section 7.06(h) after the Closing Date and prior to such time, minus

(8) any amount of the FFO Builder Basket used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13(a)(iv) after the Closing Date and prior to such time.

“First Amendment” means the First Amendment to this Agreement, dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means September 18, 2019.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from applicable Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by a Loan Party or any Restricted Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by a Loan Party or any Restricted Subsidiary, or the imposition on a Loan Party or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Pension Plan” means any benefit plan that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funds From Operations” for any period means the consolidated net income attributable to the Borrower and the Restricted Subsidiaries for such period determined in conformity with GAAP, plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the ~~Closing~~First Amendment Effective Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and capital leases under GAAP as in effect on the ~~date hereof~~Closing Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Income from Operations” means the sum of (i) rent payments made under the Operating Leases received by or on behalf of Borrower or any Restricted Subsidiary of Borrower and (ii) that portion of the Gross Income from Property Operations received by or on behalf of Borrower or any Restricted Subsidiary of Borrower.

“Gross Income from Property Operations” means, without duplication, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by the Borrower, any of the Restricted Subsidiaries or by the Manager on behalf of the Borrower and the Restricted Subsidiaries, for the use, occupancy or enjoyment, or license to use, occupy or enjoy the Properties, or any part thereof, or received by the Borrower, any of the Restricted Subsidiaries or by Manager on behalf of the Borrower or any of the Restricted Subsidiaries for the sale of any goods, services or other items sold on or provided from the Properties in the ordinary course of the operation of the Properties, including, without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Properties, if any, including parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Properties, if any, even though rendered outside of the Properties; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Properties); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Property Operations” if received in the ordinary course of the operation of the Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs; and (g) all other income from operation of the Properties, including, without limitation, laundry and vending income; but excluding, (1) gross receipts received by lessees (other than Operating Lessee), licensees or concessionaires of the Properties; (2) consideration received at the Properties for hotel accommodations, goods and services to be provided at other hotels not constituting directly or indirectly, a portion of the Properties, although arranged by, for or on behalf of the Borrower or any of the Restricted Subsidiaries or the Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of operation of the Properties; (4) Hotel Taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Property Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the employees at the Properties; (8) the proceeds of any permitted financing; (9) other income or proceeds resulting other than from the use or occupancy of the Properties, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Properties in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) rent payments made and received under the Operating Leases; and (12) proceeds from the sale of any of the Properties, including Net Proceeds from Dispositions.

“Ground Leases” means each of

(1) with respect to the Property located at 8 East Swedesford Road in Malvern, Pennsylvania, that certain Ground Lease by and between Morelli Enterprises, LP and Boulevard Motel Corp. as ground lessee, dated May 14, 1997, as amended by the Amendment to Ground Lease dated May 14, 1997, the Second Amendment to Ground Lease dated September 29, 1997, the Third Amendment to Purchase Agreement dated November 10, 1997 and the Fourth Amendment of Ground Lease dated as of August 29, 2003, of which a certain Short Form Memorandum, dated January 10, 2001, was recorded in the Recorder’s Office of Chester County, Pennsylvania on February 12, 2001, in Book 4895 Page 1908, and that certain Amended Short Form of Memorandum of Lease dated as of June 16, 2003, recorded in the Recorder’s Office of Chester County, Pennsylvania, as assigned from Boulevard Motel Corp. to BRE/Homestead Portfolio L.L.C. (n/k/a ESH/Homestead Portfolio L.L.C.) pursuant to that certain Assignment and Assumption of Lease, dated as of June 17, 2003, and as modified by that certain Estoppel Certificate given by Ground Lessor to BRE/Homestead Portfolio L.L.C. dated as of July 20, 2005;

(2) with respect to the Property located at One Plaza Drive in Secaucus, New Jersey, that certain Ground Lease by and between Meadow Park Associates and Boulevard Motel Corp. dated March 9, 1998, as amended by that certain First Amendment of Lease dated as of May 8, 1998, of which a certain Memorandum of Lease was recorded in the Recorder’s Office of Hudson County, New Jersey on November 9, 2000, in Deed Book 5711 Page 295, as assigned from Boulevard Motel Corp. to BRE/Homestead Portfolio L.L.C. (n/k/a ESH/Homestead Portfolio L.L.C.) pursuant to that certain Assignment and Assumption of Lease, dated as of June 16, 2003, as consented to by Meadow Park Associates;

(3) with respect to the Property located at 3045 South Maryland Parkway in Las Vegas, Nevada, that certain Ground Lease Agreement by and between Homestead Village Incorporated and PH Homestead LLC, as successor in interest to Paradise Homes, dated June 23, 1997, of which a certain Memorandum of Lease, dated June 23, 1997, was recorded in the Official Records of Clark County, Nevada on June 23, 1997, in Book 970623, Instrument Number 01580, as assigned by Homestead Village Incorporated to ESH/HV Properties L.L.C. pursuant to that certain Assignment and Assumption of Lease dated November 20, 2001, recorded in the Official Records of Clark County, Nevada on December 4, 2001, in Book 20011204, Instrument Number 01940;

(4) with respect to the Property located at 45 Glimcher Realty Way in Elizabeth, New Jersey, that certain Master Lease dated December 5, 1997, by and between Elizabeth Metromall Urban Renewal, Inc. and Elizabeth Metromall LLC, a Delaware limited liability company (“Master Tenant”), as ground lessee, recorded in the Office of the County Clerk of Union County, New Jersey, in Book 4604 page 148, as amended and restated by that certain Amended and Restated Master Lease by and between Elizabeth Metromall Urban Renewal, Inc. and Master Tenant, dated June 4, 1998, recorded in the Office of the County Clerk of Union County, New Jersey, in Book 4674 page 183, as amended by First Amendment to the Amended and Restated Master Lease dated December 8, 2000, as partially assigned by that certain Partial Assignment of Amended and Restated Lease dated June 4, 1998, from Master Tenant to Jersey Gardens Center LLC, a Delaware limited liability company (“Jersey Gardens”), recorded in the Office of the County Clerk of Union County, New Jersey, in Book 4674 page 212 and rerecorded in the same Office in Book 4679 page 137, a portion of such partial assignment further assigned by that certain Assignment of Partial Leasehold under Amended and Restated Master Lease dated December 8, 2000, from Jersey Gardens to ESA 2653, Inc., a New Jersey corporation, recorded in the Office of the County Clerk of Union County, New Jersey, in Book 5076 page 285 and as assigned to BRE/ESA Properties L.L.C. pursuant to that certain Assignment of Ground Lease dated as of May 11, 2004, as further assigned to BRE/ESA P Portfolio L.L.C. pursuant to that certain Ground Lease Assignment dated as of July 11, 2005;

(5) with respect to the Property located at ~~2504 North Carolina Highway 54 in Durham, North Carolina~~Tanger Outlets Savannah, in Pooler, Chatham County, Georgia, that certain Prepaid Ground ~~Lease~~Sublease Agreement by and between ~~Claude A. Adams III and Studio Plus Properties, Inc., as ground lessee, dated August 28, 1995, as assigned to BRE/ESA TX Properties L.P. pursuant to that certain Ground Lease Assignment~~Pooler Land Partners, LLC, as landlord, and ESA P Portfolio L.L.C., as tenant, dated as of ~~May 1~~September 21, 20~~04~~18; and

(6) such other ground leases entered into by the Borrower or any Restricted Subsidiary from time to time.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the ~~Closing~~First Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Requirement” means, at any time, the requirement that, after the Closing Date, each Restricted Subsidiary of the Borrower that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and party to this Agreement pursuant to a joinder agreement in accordance with Sections 6.11; provided that, notwithstanding the foregoing provisions, any Restricted Subsidiary of the Borrower that Guarantees (other than Guarantees by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary) any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate outstanding principal amount in excess of $100,000,000 or any Junior Financing or any Permitted Refinancing of any of the foregoing shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) the wholly owned Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary) and (ii) those wholly owned Domestic Subsidiaries that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or otherwise, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date; provided that, notwithstanding the foregoing clause (i), the Borrower may in its sole discretion designate any Excluded Subsidiary as a Guarantor and comply with the provisions of Section 6.11 with respect to such Excluded Subsidiary.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hotel Taxes” means federal, provincial, state and municipal excise, occupancy sales and use taxes collected by or on behalf of the Borrower or any of the Restricted Subsidiaries directly from patrons or guests of the Properties as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.

“Immaterial Subsidiary” has the meaning set forth in Section 8.03.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Loan-to-Value Ratio” means, with respect to any Test Period and any specific Measurement, the percentage determined by the ratio of (a) such Measurement as of the last day of such Test Period to (b) the quotient of (i) the Net Operating Income for such Test Period divided by (ii) 0.0925. In making the foregoing calculations, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of the Interest Coverage Ratio shall also apply.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including the incurrence or assumption of acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Borrower appearing upon the balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, and (C) exclude obligations under or in respect of operating leases or sale-lease back transactions (except any resulting Capitalized Lease Obligations). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Taxes” means, with respect to the Lender, all Taxes other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes by a jurisdiction (A) as a result of such recipient being organized in or having its principal office (or, in the case of the Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between the Lender and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) Taxes attributable to the failure by the Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) any branch profits Taxes imposed by the United States or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of the Lender, any U.S. federal withholding Tax that is in effect on the date the Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent the Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, (v) any withholding Taxes imposed under FATCA, and (vi) any U.S. federal backup withholding imposed as a result of a failure by the Lender to deliver the form described in Section 3.01(d)(i).

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Commitment” means, as to the Lender, its obligation to make an Initial Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite the Lender’s name in Schedule 1.01A under the caption “Initial Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Initial Commitments is $75,000,000.

“Initial Loans” means the term loans made by the Lender on the Closing Date to the Borrower pursuant to Section 2.01(a).

“Inside Maturity Basket” means Indebtedness in an aggregate principal amount not to exceed $400,000,000 at any time outstanding, as designated by the Borrower from time to time.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I to the Senior REIT Credit Agreement.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(a) the aggregate amount of Consolidated EBITDA for the then applicable Test Period to

(b) the aggregate Consolidated Interest Expense during such Test Period.

In making the foregoing calculation (and without duplication),

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Test Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Swap Contract applicable to such Indebtedness if such Swap Contract has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (i) the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions and (ii) the Consolidated EBITDA and Net Operating Income of any such assets acquired or disposed of) that occur during such Reference Period or subsequent to the end of the related Test Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Exchange Act of 1934, ~~as amended,~~ or any successor statute or statutes thereto, (iii) Pro Forma Cost Savings and (iv) the Consolidated EBITDA and Net Operating Income of any such assets acquired or disposed of) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into the Borrower or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Test Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period or subsequent to the end of the related Test Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6) interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Borrower may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person excluding, in the case of the Borrower and its Restricted Subsidiaries, Intercompany loans, advances, or Indebtedness, having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Investors” means, individually or collectively, as the context may require, Centerbridge, Paulson and BREP.

“IP Rights” has the meaning set forth in Section 5.17.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Loan, any Refinancing Commitment, any Extended Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lease” means with the exception of (a) any occupancy agreement with hotel guests at any Property, or (b) gas, oil or mineral rights leases with respect to any Property provided such lease does not have a material adverse effect on the business operations or value of the applicable Property, any lease, sublease or subsublease, letting, license, concession or other agreement

(whether written or oral and whether now or hereafter in effect), including, without limitation, the Operating Leases, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes the Lender’s successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender-Related Persons” means the Lender, together with its Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Lending Office” means the office or offices of the Lender as identified to the Borrower from time to time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit in Dollars by a Lender to the Borrower under Article II in the form of a Loan (including any Incremental Loan). “Loans” means any Initial Loan or any Incremental Loan, Refinancing Loan or Extended Loan designated as a “Loan”, as the context may require.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes and (iii) any Refinancing Amendment, Incremental Amendment or Extension Amendment.

“Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Loan Increase” has the meaning set forth in Section 2.14(a).

“Loan Parties” means, collectively, the Borrower and each other Guarantor.

“Loan-to-Value Ratio” means with respect to any Test Period, the percentage determined by the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) the quotient of (i) the Net Operating Income for such Test Period divided by (ii) 0.0925. In making the foregoing calculations, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of the Interest Coverage Ratio shall also apply.

“Management Agreements” means those management agreements listed on Schedule 1.01G and those certain management agreements entered into from time to time between a Manager, Affiliates of the Loan Parties party thereto and those other parties thereto from time to time pursuant to which the Manager is to provide management and other services with respect to the Properties.

“Manager” means those certain managers engaged to manage the Properties from time to time pursuant to a Management Agreement.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lender under any Loan Document.

“Material Management Agreements” means (i) that certain Amended and Restated Management Agreement dated as of the Closing Date between ESA P Portfolio Operating Lessee Inc., as lessee, and ESA Management, LLC, as manager and (ii) any other Management Agreement from time to time representing more than 20% of the Properties in aggregate.

“Material Operating Leases” means (i) that certain Second Amended and Restated Lease Agreement dated as of ~~the date hereof~~October 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time~~) among~~ as permitted by Section 7.14(b)), by and between ESA P Portfolio L.L.C., ESA P Portfolio MD Trust and ESH/TN Properties L.L.C., individually and collectively, as ~~Landlord~~landlord, and ESA P Portfolio Operating Lessee Inc., as tenant, and (ii) any other Operating Lease from time to time representing more than 20% of the Properties in aggregate.

“Maturity Date” means (i) with respect to the Initial Loans, ~~the date that is seven years after the Closing Date~~September 18, 2026, (ii) with respect to any tranche of Extended Loans, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the Lender, (~~iv~~iii) with respect to any Refinancing Loans, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (~~v~~iv) with respect to any Incremental Loans, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Measurement” means an amount of Indebtedness, Restricted Payment, Investment, non-cash consideration received in connection with Dispositions of property or obligations with respect to a Lien, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Loan Agreement” means the Loan Agreement, dated as of November 30, 2012, as amended, among the borrowers named therein, ESA P Portfolio MD Trust, ESA Canada Administrator L.L.C., ESA Canada Properties Trust, ESA P Portfolio Operating Lessee Inc., ESA Canada Operating Lessee Inc. and the lenders named therein.

“Multiemployer Plan” means any employee benefit plan of the type described in Sections 3(37) or 4001(a)(3) of ERISA, to which the Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, with respect to any issuance or sale of Equity Interests that is not an Asset Disposition or the sale of any Investment, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Net Operating Income” means for any period the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that, if no Default exists, the Borrower may reinvest any portion of such proceeds in assets useful for its business (which shall include any Investment permitted by this Agreement) within 12 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso~~; it being further understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if there is a Specified Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing~~); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $35,000,000 and (y) the aggregate net proceeds excluded under clause (x) exceeds $150,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Restricted Subsidiary shall be disregarded.

~~“New Senior Notes Indenture” means the supplemental indenture, dated as March 18, 2016, among ESH Hospitality, Inc., as the issuer, the guarantors named therein and Deutsche Bank Trust Company Americas, as the trustee.~~

“Note” means a promissory note of the Borrower payable to the Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Loans of each Class made by the Lender.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including Guaranteed Obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” means original issue discount.

“Operating Expenses” means that portion of the Property Operating Expenses paid by or on behalf of Borrower or any Restricted Subsidiary of Borrower.

“Operating Leases” means those operating leases listed in Schedule 1.01E and those certain Leases entered into from time to time between the Borrower or any Restricted Subsidiary thereof, as the lessor, and an Operating Lessee thereunder, as lessee, with respect to the Properties.

“Operating Lessee” means collectively those lessees party to the Operating Leases or other Leases from time to time.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Charges” means all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against such Property or any part thereof.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Parent” means Extended Stay America, Inc., a Delaware corporation.

“Parent Credit Agreement” means the Credit Agreement, dated as of August 30, 2016, among Parent, the lenders party thereto, the syndication agents party thereto and Deutsche Bank AG New York Branch, as administrative agent.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Paulson” means Paulson Advantage Plus Master Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and its Controlled Investment Affiliates.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute~~,~~ or, in the case of ~~a multiple employer or other~~any plan described in Section 4064(a) of ERISA, has made contributions at any time during the ~~immediately~~ preceding six years.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Holders” means each of the Investors.

“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred and (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors.

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof) (i) no Event of Default shall be continuing or result therefrom, (ii) (x) the Loan-to-Value Ratio as of the last day of the most recently ended Test Period on or prior to the date of determination is equal to or less than 65.0%, ~~and~~ (y) if such Indebtedness is secured, the Senior Loan to Value Ratio as of the last day of the most-recently ended Test Period on or prior to the date of determination is equal to or less than 45.0% and (z) the Interest Coverage Ratio as of the last day of the most recently ended Test Period on or prior to the date of determination is equal to or greater than 2.00 to 1.00, provided that, in each case, such Indebtedness shall (A) [reserved], (B) other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, not have scheduled amortization payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred, (C) [reserved], (D) not be Guaranteed by any Person that is not a Loan Party and (E) have other terms and conditions (other than maturity, pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are (x) not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or (y) reflective of market terms and conditions at the time of incurrence thereof (provided that, at the option of the Borrower, a certificate of the Borrower as to the satisfaction of the conditions described in this clause (E) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (E), shall be conclusive unless the Lender notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness incurred pursuant to Section 7.03(s) of the type described in this definition by a Restricted Subsidiary that is not a Loan Party does not exceed in the aggregate an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0% at any time outstanding determined at the time of incurrence.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, Refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the shorter of (x) the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (y) 91 days after the Latest Maturity Date, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, Refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lender as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (ii) such modification, refinancing, refunding, renewal, replacement or extension shall not have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) the terms of any such Indebtedness with an original principal amount in excess of the

Threshold Amount (excluding pricing, fees, premiums or rate floors (and, if applicable, subordination terms)), are not, taken as a whole, more favorable to the lenders providing such Indebtedness than either (x) those applicable to the Indebtedness being so modified, refinanced, refunded, renewed, replaced or extended (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date) or (y) market terms and conditions at the time of incurrence thereof (provided that, at the option of the Borrower, a certificate of the Borrower as to the satisfaction of the conditions described in this clause (e) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (e), shall be conclusive unless the Lender within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

“Permitted Unsecured Refinancing Debt” means Credit Agreement Refinancing Indebtedness in the form of unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Loan Documents at such time.

“Principal Amount” means the stated or principal amount of each Loan.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of the Interest Coverage Ratio shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of an Asset Disposition, shall be excluded, and (ii) in the case of an Asset Acquisition or other Investments described in the definition of “Specified Transaction” (to the extent permitted under this Agreement), shall be included and (b) any retirement of Indebtedness; provided that, without limiting the application of (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA or Net Operating Income, as applicable, and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i)(x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with Section 1.10.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an acquisition or (2) implemented and that are factually supportable and reasonably quantifiable, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Borrower.

“Projections” has the meaning set forth in Section 6.01(c).

“Properties” means each parcel of Real Property, the improvements thereon and all personal property owned, in each case, by the Borrower or any of the Restricted Subsidiaries or leased pursuant to a Ground Lease together with all rights pertaining to such property and improvements.

“Property Operating Expenses” means without duplication, the sum of all costs and expenses of operating, maintaining, directing, managing and supervising the Properties (excluding, (i) depreciation and amortization, (ii) any Capital Expenditures in connection with the Properties and (iii) rent paid by Operating Lessee under the Operating Leases) incurred by the Borrower or any Restricted Subsidiary (or by the Manager on behalf of Operating Lessee pursuant to a Management Agreement, for the account of the Borrower or any Restricted Subsidiary), or as otherwise specifically provided therein, which are properly attributable to the period under consideration under the Borrower or any Restricted Subsidiary’s and/or Manager’s system of accounting, including, without limitation: (a) the cost of all food and beverages sold or consumed, if any, and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, if any, including such items bearing the name or identifying characteristics of the hotels as the Borrower or any Restricted Subsidiary, Operating Lessee and/or Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms) (Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Properties to the appropriate operating departments); (b) salaries and wages of personnel of the Properties (regardless of whether such personnel are employees of the Borrower or any Restricted Subsidiary or Manager), including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving (i) employees of the Properties whose primary duties consist of the management of the Properties or of a recognized department or division thereof or (ii) personnel (A) who customarily and regularly direct the work of five (5) or more other employees of the Properties; (B) who have authority with reference to the hiring, firing and advancement of the employees of the Properties; (C) who customarily and regularly exercise discretionary powers; (D) who devote at least ninety five percent (95%) of their work time to activities which are directly and closely related to the performance of the work described in clauses (A) through (C) of clause (ii) of this sentence; and (E) who are not compensated on an hourly basis (the “Executive Hotel Personnel”), their families and their belongings to the area in which the Properties are located at the commencement of their employment at the Properties and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts; (c) the cost of all other goods and services obtained by the Borrower or any Restricted Subsidiary or Manager in connection with its operation of the Properties including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigeration, built-in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators, if any), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries, (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Properties; (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of the Properties (as distinguished from any property damage insurance on the Properties building or its contents) and losses incurred on any self-insured risks of the foregoing types; provided that the Borrower and its Restricted Subsidiaries and Manager have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks (premiums on policies for more than one year will be prorated over the period of insurance and premiums under blanket policies will be allocated among properties covered); (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against the Borrower or any of its Restricted Subsidiaries or Manager with respect to the operation of the Properties; (g) without duplication of any amount paid or reimbursed under a Management Agreement, legal fees and fees of any firm of independent certified public accounts designated from time to time by the Borrower and the Restricted Subsidiaries (the “Independent CPA”) for services directly related to the operation of the Properties; (h) without duplication of any amount paid or reimbursed under a Management Agreement, the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities, including the reasonable fees of an Investors or any subsidiary of such Investors or division in connection therewith, provided that such employment of an Investors or of any such subsidiary or division of an Investor is approved in advance by the Borrower and the Restricted Subsidiaries; (i) without duplication of any amount paid or reimbursed under a Management Agreement all expenses for advertising for the Properties and all expenses of sales promotion and public relations activities; (j) without duplication of any amount paid or reimbursed under a Management Agreement, all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by the Borrower or any of the Restricted Subsidiaries, Manager, Investor or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Properties under a Management Agreement (without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but, shall exclude costs relating to the offices maintained by the Borrower or any of the Restricted Subsidiaries, Manager, Investor or any of their Affiliates other than the offices maintained at the Property for the management of such Property and excluding transportation costs of the Borrower or any of the Restricted Subsidiaries, Operating Lessee, or Manager related to meetings between the Borrower and or the Restricted Subsidiaries and Manager with respect to administration of a Management Agreement or of the Properties involving travel away from such party’s principal executive offices); (k) without duplication of any amount paid or reimbursed under a Management Agreement, the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to properties in the Borrower and the Restricted Subsidiaries’ system; (l) the cost associated with any retail Leases and all costs and expenses of owning, maintaining, conducting and supervising the operation of the Properties to the extent such costs and expenses are not included above; and (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to a Manager under a Management Agreement. If the Executive Hotel Personnel are on the payroll of an Investors or any Affiliate of an Investors, the cost of their salaries, payroll taxes and employee benefits (which benefits, in the case of employees who are not United States citizens or in the case of employees of hotels located outside the continental United States may include, without limitation, in addition to the foregoing benefits, reasonable home leave transportation expenses approved by the Borrower and the Restricted Subsidiaries) shall be billed by said Affiliate to and be reimbursed by the Borrower, the Restricted Subsidiaries and/or Manager monthly, and such reimbursement shall be an Operating Expense. Except as otherwise expressly provided under a Management Agreement with respect to employees regularly employed at the Properties, the salaries or wages of other employees or executives of the Investors or any of their Affiliates shall in no event be Operating Expenses, but they shall be entitled to free room and board and the free use of all facilities at such times as they visit any Property exclusively in connection with the management of such Property.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinanced Debt” has the meaning set forth in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing” means the ~~repayment in full of all Indebtedness of the Borrower and its Subsidiaries under the Existing~~“Refinancing” as defined in the Senior REIT ~~Revolving~~ Credit ~~Facility and the Mortgage Loan~~ Agreement~~, with the proceeds of the Senior REIT Facilities, the Initial Loans and cash on hand and the termination and release of all commitments, security interests and guarantees in connection therewith~~.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and (b) the Lender.

“Refinancing Commitments” means one or more Classes of Commitments hereunder that are established to fund Refinancing Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Loans” means one or more Classes of Loans hereunder that result from a Refinancing Amendment.

“Refinancing Series” means all Refinancing Loans or Refinancing Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Loans or Refinancing Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and, in the case of Refinancing Loans or Refinancing Commitments, amortization schedule.

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“REIT Distribution” has the meaning set forth in Section 7.06(d).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in, into, onto or through the Environment.

“Released Guarantor” has the meaning set forth in Section 11.10.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing a Committed Loan Notice.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date or the First Amendment Effective Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restoration” means the repair and restoration of a Property after a Casualty Event as nearly as possible to the condition the Property was in immediately prior to such Casualty Event, with such alterations as may be made in Borrower’s reasonable discretion.

“Restricted Debt Payment” has the meaning set forth in Section 7.13(a).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea~~, Sudan~~ and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by ~~the Office of Foreign Assets Control of the U.S. Department of the Treasury~~OFAC or the U.S. Department of State, or by the United Nations Security Council, ~~or~~ the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in (a) and (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933~~, as amended~~.

“Senior Loan-to-Value Ratio” means, with respect to any Test Period, the percentage determined by the ratio of (a) Consolidated Senior Debt as of the last day of such Test Period to (b) the quotient of (i) the Net Operating Income for such Test Period divided by (ii) 0.0925. In making the foregoing calculations, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of Interest Coverage Ratio shall also apply.

“Senior Notes” ~~means the 5.25% senior unsecured notes due 2025 issued pursuant to~~, collectively, the 2015 Senior Notes ~~Indenture~~, the 2016 Senior Notes and the 2019 Senior Notes.

~~“Senior Notes Indenture” means the indenture, dated as of May 25, 2015, among ESH Hospitality, Inc., as the issuer, the guarantors named therein and Deutsche Bank Trust Company Americas, as the trustee.~~

“Senior Notes Indenture” means, collectively, the 2015 Senior Notes Indenture, the 2016 Senior Notes Indenture and the 2019 Senior Notes Indenture.

“Senior Notes Issue Date” means May 15, 2015.

“Senior REIT Credit Agreement” means the Credit Agreement dated as of August 30, 2016 by and among the Borrower, the other guarantors from time to time party thereto, Deutsche Bank AG, New York Branch, as administrative agent, collateral agent and L/C issuer, and the other lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Senior REIT Facilities” means the loans and credit facilities available to the Borrower under the Senior REIT Loan Documents.

“Senior REIT Loan Documents” means the “Loan Documents”, as defined in the Senior REIT Credit Agreement.

~~“Senior REIT Revolving Credit Loans” means the “Revolving Credit Loans”, as defined in the Senior REIT Credit Agreement.~~

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the ~~Closing~~First Amendment Effective Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged or propose to be engaged on the ~~Closing~~First Amendment Effective Date.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

~~“Specified Default” means a Default under Section 8.01(a), (f) or (g).~~

~~“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).~~

“Specified Property Owning Entities” means (i) ESA P Portfolio L.L.C., ESH/TN Properties L.L.C., ESA LVP Portfolio LLC, ESA UD Properties L.L.C., ESA Canada Properties Trust~~,~~ and ESA P Portfolio MD Trust~~, ESA P Portfolio MD Borrower L.L.C. and ESA Canada Properties Borrower L.L.C.~~ and (ii) any other wholly owned direct Domestic Subsidiaries of the Borrower or a Guarantor, as designated by the Borrower in a notice delivered to the Lender, who is itself the beneficial owner of one or more of the Properties.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or Incremental Commitments in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that Incremental Commitments, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on the Borrower’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means any Guarantor.

“Successor Company” has the meaning set forth in Section 7.04(d).

~~“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a (47) of the Commodity Exchange Act.~~

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

~~“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.~~

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” has the meaning set forth in Section 3.01(a).

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Lender on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.

“Threshold Amount” means $50,000,000.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 6.01(a) or 6.01(b).

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Borrower or any of the Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

~~“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities and any OID or upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.~~

~~“Transactions” means, collectively, (a) the funding of the Initial Loans and the execution and delivery of Loan Documents entered into on the Closing Date, (b) the Refinancing, (c) the repayment of in full of all Indebtedness of the Borrower and its Subsidiaries under the Existing REIT Revolving Credit Facility with the proceeds of the Senior REIT Revolving Credit Loans made on the Closing Date and the termination and release of all commitments, security interest and guarantees in connection therewith, (d) the refinancing of the Existing Corp Credit Facility and (e) the payment of Transaction Expenses.~~

~~“Transformative Transaction” means any acquisition or investment by Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms hereof immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms hereof immediately prior to the consummation of such acquisition or investment, would not provide adequate flexibility to Borrower and its Restricted Subsidiaries under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by Borrower acting in good faith.~~

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply.

“Uniform System of Accounts” means the Uniform System of Accounts for Hotels (10th edition), as adopted by the American Hotel and Motel Association.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (i) as of the ~~Closing~~First Amendment Effective Date, each Subsidiary of the Borrower listed on Schedule 1.01F, (ii) any Subsidiary of the Borrower designated by the board of managers of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the ~~Closing~~First Amendment Effective Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)~~, as amended or modified from time to time~~.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP~~, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein~~.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance.

Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.08 FFO Builder Basket Transactions.

If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the FFO Builder Basket immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09 Cashless Rollovers

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that the Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Refinancing Loans, Extended Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by the Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.10 Certain Calculations and Tests

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (x) compliance with any financial ratio or test (including any Loan-to-Value Ratio test, any Senior Loan-to-Value Ratio test, any Interest Coverage Ratio test, any Consolidated Total Net Leverage Ratio test or any cap expressed as a percentage of Consolidated EBITDA) or (y) the absence of a Default or Event of Default (or any type of Default or Event of Default but excluding any Event of Default under Sections 8.01(a), 8.01(f) or 8.01(g)) as a condition to:

(i) (A) the making of any Investment or Disposition or (B) the consummation of any transaction in connection with any Investment or Disposition (including the assumption or incurrence of Indebtedness or Liens in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the execution of the definitive agreement with respect to such Investment or Disposition or (II) the consummation of such Investment or Disposition, in each case, after giving effect to the relevant Investment, Disposition or other transaction and any related Indebtedness or Liens on a Pro Forma Basis;

(ii) the making of any Restricted Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the declaration of such Restricted Payment (provided that such Restricted Payment shall be made within 60 days of such declaration) or (II) the making of such Restricted Payment, in each case, after giving effect to the relevant Restricted Payment on a Pro Forma Basis; and

(iii) the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the delivery of an irrevocable notice of redemption or repayment or (II) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant Restricted Debt Payment on a Pro Forma Basis.

(b) Notwithstanding the foregoing, if the Borrower has made an election to test at the time of:

(i) the execution of the definitive agreement with respect to an Investment or Disposition or the consummation of any transaction in connection with any Investment or Disposition, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the date on which such Investment or Disposition is consummated or (y) the date that the definitive agreement for such Investment or Disposition is terminated or expires without consummation of such Investment or Disposition, any such ratio or test shall be calculated on (A) a Pro Forma Basis assuming such Investment, Disposition or any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and (B) a standalone basis without giving effect to such Investment or Disposition and any such transactions in connection therewith;

(ii) the declaration of a Restricted Payment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the making of such Restricted Payment and (y) the date that is 60 days after the declaration of such Restricted Payment, any such ratio or test shall be calculated on a Pro Forma Basis assuming such Restricted Payment has been consummated; and/or

(iii) the delivery of an irrevocable notice of redemption or repayment (which may be conditional) in respect of a Restricted Debt Payment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date and prior to the date on which such Restricted Debt Payment is made, any such ratio or test shall be calculated on (A) a Pro Forma Basis assuming such Restricted Debt Payment has been consummated and (B) a standalone basis without giving effect to such Restricted Debt Payment.

(c) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any Loan-to-Value Ratio test, any Senior Loan-to-Value Ratio test, any Interest Coverage Ratio test, any Consolidated Total Net Leverage Ratio test or the amount of the FFO Builder Basket), such financial ratio or test shall be calculated (x) as set forth in clause (a) above (if applicable), or (y) at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the relevant time set forth in clause (a) above (if applicable) or the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(d) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), compliance shall be determined based on the pro forma consolidated financial statements of the Borrower delivered pursuant to Section 4.01(d) hereof.

(e) If the Borrower or any Restricted Subsidiary incurs any Indebtedness or takes any other action under a ratio-based basket or exception (or component thereof) under this Agreement on the same date that it incurs Indebtedness or takes any other action under any “fixed,” “freebie” or “starter” basket or exception (or component thereof), compliance with the Senior Loan-to-Value Ratio, Loan-to-Value Ratio, or Interest Coverage Ratio as applicable, on a Pro Forma Basis will be calculated with respect to such incurrence or action, as applicable, under the ratio-based basket or exception (or component thereof) without regard to any incurrence or action, as applicable, under the “fixed,” “freebie” or “starter” basket or exception (or component thereof). Unless the Borrower elects otherwise, any incurrence of Indebtedness or other action shall be deemed to have been incurred or taken, as applicable, first, under the ratio-based basket or exception (or component thereof) and, second, under the “fixed,” “freebie” or “starter” basket or exception (or component thereof).

Section 1.11 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and such action shall be deemed to be permitted if after giving effect to this clause (a) such action would otherwise be permitted under Section 7.04 and Section 7.05 hereunder and (b) any division of a Person shall constitute a separate Person coming into existence hereunder (and each division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a separate Person or entity) and shall be subject to Section 6.11.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Initial Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make to the Borrower on the Closing Date loans denominated in Dollars in an aggregate amount not to exceed the amount of the Lender’s Initial Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

Section 2.02 Borrowings of Loans.

Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 11:00 a.m. (local time in New York City) one Business Day prior to the requested date of any Borrowing. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Lender of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Borrowing (which shall be a Business Day), and (ii) the principal amount of Loans to be borrowed.

Section 2.03 [Reserved]

Section 2.04 [Reserved].

Section 2.05 Prepayments.

(a) Optional. (i) The Borrower may, subject to Section 2.05(a)(iii) below, upon written notice to the Lender by the Borrower, at any time or from time to time voluntarily prepay Loans of any Class in whole or in part without premium or penalty; provided that (1) such notice must be received by the Lender not later than 11:00 a.m. (local time in New York City) one Business Day prior to such prepayment; and (2) any prepayment shall be in a minimum Principal Amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire Principal Amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) of Loans to be prepaid. If such notice is given by the Borrower, subject to Section 2.05(a)(iii), the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Lender as provided for under this Agreement.

(ii) [Reserved].

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or occurrence of another event, which refinancing or event shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Loans pursuant to this Section 2.05(a) shall be applied in an order of priority to repayments thereof required pursuant to Section 2.07(a) as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(iv) [reserved].

(v) [reserved]

(b) Mandatory. (i) [reserved]

(ii) [reserved]

(iii) [Reserved].

(iv) If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the ~~Closing~~First Amendment Effective Date (other than Indebtedness not prohibited under Section 7.03 (excluding Section 7.03(t))), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(vii) below an aggregate principal amount of Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds.

(v) [reserved].

(vi) Except with respect to Loans incurred in connection with any Refinancing Amendment, Loan Extension Request or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with their terms), each prepayment of Loans pursuant to clause (iv) of this Section 2.05(b) shall be applied, first, ratably to each Class of Loans then outstanding (provided that (i) any prepayment of Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Loans, Extended Loans, or Refinancing Loans may specify that one or more other Classes of Loans and Incremental Loans may be prepaid prior to such Class of

Incremental Loans, Extended Loans or Refinancing Loans; provided further, with respect to each Class of Loans, each prepayment pursuant to clause (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) as directed by the Borrower, or, absent such direction, in direct order of maturity of such installment).

(vii) The Borrower shall notify the Lender in writing of any mandatory prepayment required to be made pursuant to clauses (iv) and (vi) of this Section 2.05(b) at least four Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.

(viii) [reserved]

(ix) With respect to each prepayment of Loans required pursuant to Section 2.05(b), the Lender will have the right to refuse such offer of prepayment. Any prepayment refused by the Lender may be retained by the Borrower.

(x) In connection with any mandatory prepayments by the Borrower of the Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Loans of the applicable Class or Classes being prepaid.

Notwithstanding anything to the contrary in this Section 2.05(b), (i) mandatory prepayments in an aggregate amount not to exceed $100,000 in any one fiscal year shall not be required to the extent that, if following such repayment, the Loan Party would have insufficient funds to make a REIT Distribution and (ii) the amount of any mandatory prepayment shall furthermore be reduced if the Borrower determines in good faith that the payment of any distribution is necessary either to maintain the Borrower’s status as a real estate investment trust under the Code or to enable the Borrower to avoid payment of any Tax that could be avoided by reason of a distribution by the Borrower; provided that such reduction shall not exceed the amount needed to make such distribution or maintain such status.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Lender, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that any such notice shall be received by the Lender on the date of termination or reduction for such Loans and (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000, or any whole multiple of $1,000,000, in excess thereof or, if less, the entire amount of outstanding Commitments of such Class. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or occurrence of other event, which refinancing or other event shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Commitment of the Lender of each Class shall be automatically and permanently reduced to $0 upon the funding of Initial Loans of such Class to be made by it on the Closing Date.

Section 2.07 Repayment of Loans. The Borrower shall repay to the Lender on the Maturity Date for the Initial Loans, the aggregate principal amount of all Initial Loans outstanding on such date. In the event any other Incremental Loans, Refinancing Loans or Extended Loans are made, such other Incremental Loans, Refinancing Loans or Extended Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), each Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Applicable Rate.

(b) During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees. The Borrower shall pay to the Lender such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Lender).

Section 2.10 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a) The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure of the Lender to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Note payable to the Lender, which shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

(b) [reserved].

(c) Entries made in good faith by the Lender in its account or accounts pursuant to Section 2.11(a) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to the Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Lender to make an entry, or any finding that an entry is incorrect in such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender in Dollars in Same Day Funds not later than 1:00 p.m. (local time in New York City) on the date specified herein. All payments received by the Lender after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) [reserved]

(d) [reserved]

(e) [reserved]

(f) Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 [Reserved].

Section 2.14 Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the ~~Closing~~First Amendment Effective Date until the Maturity Date, by notice to the Lender (an “Incremental Loan Request”), request one or more new commitments which may be in the same Facility as any outstanding Loans of an existing Class of Loans (a “Loan Increase”) or a new Class of term loans (collectively with any Loan Increase, the “Incremental Commitments”).

(b) Incremental Loans. Any Incremental Commitments effected through the establishment of new Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, the Lender shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Commitment of such Class. Notwithstanding the foregoing, Incremental Loans may have identical terms to any of the Loans and be treated as the same Class as any of such Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Loans may be made by the Lender (but the Lender will not have an obligation to make any Incremental Commitment).

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (x) if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition or other Investment permitted hereunder, no Event of Default under Sections 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments and except as set forth in clause (i) above, the conditions of Sections 4.02(i) and 4.02(ii) shall be satisfied (it being understood that all references to “the date of such Loan” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that, if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition or other Investment permitted hereunder, the reference in Section 4.02(i) to the accuracy of the representations and warranties shall, to the extent agreed by the Lender, refer to customary “specified representations” and “specified acquisition representations”;

(iii) [reserved];

(iv) each Incremental Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v));

(v) the aggregate amount of the Incremental Loans incurred after the First Amendment Effective Date (when aggregated with the Initial Loans and with amounts incurred at or prior to such time pursuant to Section 7.03(q)) shall not exceed the greater of (A) $300,000,000 and (B) an unlimited amount so long as the Incremental Loan-to-Value Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, as if any Incremental Loans available under such Incremental Commitments had been outstanding on the last day of such period, and, in each case, without netting the cash proceeds of any such Incremental Loans, does not exceed 5.0%; and

(vi) to the extent reasonably requested by the Lender, the Lender shall have received customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the ~~Closing~~First Amendment Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Lender.

(e) Required Terms. The terms, provisions and documentation of the Incremental Loans and Incremental Commitments of any Class shall be as agreed between the Borrower and the Lender and, except as otherwise set forth herein, unless such terms, provisions and documentation (other than any terms and provisions which are applicable only after the Latest Maturity Date of the Loans existing on the Incremental Facility Closing Date) shall be either (x) substantially identical to the Loans existing on the Incremental Facility Closing Date or (y) no more favorable (taken as a whole) to the Lender than under the Loans existing on the Incremental Facility Closing Date and such terms, provisions and documentation shall be reasonably satisfactory to the Lenders; provided that (i) to the extent any Previously Absent Financial Maintenance Covenant and the Loan Documents shall be automatically and without further action deemed modified on or prior to the Incremental Facility Closing Date to include such Previously Absent Financial Maintenance Covenant for the benefit of ~~the~~if such Previously Absent Financial Maintenance Covenant is added for the benefit of any Incremental Loans and Incremental Commitments, the Initial Loans, it being understood that upon the amendment of the Loan Documents to include such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Documents as it pertains to such Previously Absent Financial Maintenance Covenant shall only be permitted in the manner detailed under Section 10.01 and (ii) Loan Increases of any Class shall be identical to the then existing Loans of such Class. In any event:

(i) the Incremental Loans:

(A) shall rank pari passu in right of payment with the Loans,

(B) ~~shall not mature earlier~~other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, shall not mature earlier than the Latest Maturity Date of any Loans outstanding at the time of incurrence of such Incremental Loans,

(C) other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Loans,

(D) subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below and Section 2.07(a), shall have ~~an Applicable Rate~~pricing, rate floors, discounts, fees, premiums, call protection and optional prepayment or redemption provisions and amortization determined by the Borrower and the Lender, and

(E) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis other than pursuant to an otherwise permitted refinancing) in any ~~voluntary or~~ mandatory prepayments of Loans hereunder, as specified in the applicable Incremental Amendment;

(ii) [reserved]; and

(iii) the Effective Yield applicable to the Incremental Loans of each Class shall be determined by the Borrower and the Lender and shall be set forth in each applicable Incremental Amendment; provided, however, ~~that in the case of any~~if such Incremental Loans ~~obtained~~are funded on or prior to the ~~first anniversary of the Closing~~date that is twelve months after the First Amendment Effective Date, the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) may not be more than 0.50% higher than the Effective Yield applicable to the Initial Loans (as determined on such date), unless the Applicable Rate with respect to the Initial Loans is adjusted to be equal to such Effective Yield with respect to such Incremental Loans, minus, 0.50%.

(f) Incremental Amendment. Commitments in respect of Incremental Loans shall become Commitments, under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and the Lender.

(g) [Reserved]

(h) [Reserved].

(i) This Section 2.14 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.15 Refinancing Amendments.

(a) On one or more occasions after the ~~Closing~~First Amendment Effective Date, the Borrower may obtain, from the Lender, any portion of Refinancing Loans pursuant to a Refinancing Amendment in accordance with this Section 2.15.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Lender, (i) receipt by the Lender of customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the ~~Closing~~First Amendment Effective Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Lender and (ii) reaffirmation agreements may be reasonably requested by the Lender in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Document.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $20,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) This Section 2.15 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.16 Extension of Loans. Extension of Loans. The Borrower may at any time and from time to time request that all or a portion of the Loans of a given Class (each, an “Existing Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Loans (any such Loans which have been so amended, “Extended Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Loans, the Borrower shall provide a notice to the Lender (each, a “Loan Extension Request”) setting forth the proposed terms of the Extended Loans to be established, which shall be identical to the Loans under the Existing Loan Tranche from which such Extended Loans are to be amended, except that: (i) [reserved]; (ii) the Effective Yield with respect to the Extended Loans may be different than the Effective Yield for the Loans of such Existing Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Loans); ~~and~~ (iv) Extended Loans may have call protection as may be agreed by the Borrower and the Lender thereof; provided that no Extended Loans may be optionally prepaid prior to the date on which the Loans under the Existing Loan Tranche from which such Extended Loans were amended are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such Existing Loan Tranche; and (v) to the extent any Previously Absent Financial Maintenance Covenant is added for the benefit of any Lenders of any Extended Loans, the Lender shall be given prompt written notice of any such Previously Absent Maintenance Covenant and the Loan Documents shall be automatically and without further action deemed modified on or prior to the effectiveness of such Extension Amendment to include such Previously Absent Financial Maintenance Covenant for the benefit of the Initial Loans, it being understood in each case that upon the amendment of the Loan Documents to include such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Documents as it pertains to such Previously Absent Financial Maintenance Covenant shall only be permitted in the manner detailed under Section 10.01 provided, however, that (A) no Default shall have occurred and be continuing at the time a Loan Extension Request is delivered to the Lender, (B) in no event shall the final maturity date of any Extended Loans of a given Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any then existing Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Loans of a given Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Loans) than the remaining Weighted Average

Life to Maturity of any Existing Loan Tranche, (D) [reserved], (E) any Extended Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Loan Extension Request and (F) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Loans amended pursuant to any Loan Extension Request shall be designated a series (each, a “Loan Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Loan Extension Series with respect to such Existing Loan Tranche. Each Loan Extension Series of Extended Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $20,000,000.

(b) [Reserved].

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least three Business Days prior to the date on the Lender is required to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Lender, in each case acting reasonably to accomplish the purposes of this Section 2.16. The Lender shall not have any obligation to agree to have any of its Loans of any Existing Loan Tranche amended into Extended Loans pursuant to any Extension Request. If the Lender wishes to have all or a portion of its Loans under the Existing Loan Tranche subject to such Extension Request amended into Extended Loans it shall notify the Borrower on or prior to the date specified in such Extension Request of the amount of its Loans under the Existing Loan Tranche, which it has elected to request be amended into Extended Loans.

(d) Extension Amendment. Extended Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement between the Borrower and the Lender, which shall be consistent with the provisions set forth in Sections 2.16(a) or 2.16(b) above, respectively. The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Lender, receipt by the Lender of customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the ~~Closing~~First Amendment Effective Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Lender.

(e) [reserved].

(f) This Section 2.16 shall supersede any provisions in Section 10.01 to the contrary.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, duties, levies, imposts, assessments, deductions, fees, charges or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to the Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the applicable withholding agent shall make such deductions or withholdings, (C) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and (D) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, shall furnish to the Lender the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Lender.

(b) In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from the Lender’s grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the Lender has with the taxing jurisdiction other than the connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) Each Loan Party agrees to jointly and severally indemnify the Lender for (i) the full amount of Indemnified Taxes and Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by or paid by the Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by the Lender, accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest error.

(d) The Lender shall, at such times as are reasonably requested by the Borrower, provide the Borrower with ~~any~~such properly completed and executed documentation ~~prescribed by Law certifying as to any entitlement of the Lender to an exemption from, or reduction in, withholding Tax with respect to any~~reasonably requested by the Borrower or the Lender as will permit payments to be made to the Lender under the Loan Documents to be made without withholding or at a reduced rate of withholding. The Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any respect, deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower in writing of its legal inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for the Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower or other applicable withholding agent ~~shall~~may withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding anything to the contrary in the preceding four sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(i), (ii), (iii) and (iv) of this Section) shall not be required if in the Lender’s reasonably judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 3.01(d), the Lender shall not be required to deliver any form pursuant to this Section 3.01(d) that the Lender is not legally able to deliver. Without limiting the foregoing:

(i) So long as the Lender is a United States person (as defined in Section 7701(a)(30) of the Code), it shall deliver to the Borrower on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that the Lender is exempt from federal backup withholding.

(ii) If a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA, to determine whether the Lender has or has not complied with the Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the ~~Closing~~First Amendment Effective Date.

(e) If the Lender claims any additional amounts payable pursuant to this Section 3.01 and Section 3.04(a), it shall, if requested by the Borrower, use its reasonable efforts (subject to overall policy considerations of the Lender) to change the jurisdiction of its Lending Office, if such a change would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of the Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to the Lender. The Borrower agrees to pay all reasonable costs and expenses incurred by the Lender in connection with such change in jurisdiction.

(f) If the Lender receives a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will a Lender be required to pay any amount to a Loan Party pursuant to this Section 3.01(f) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01 shall not be construed to require the Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

Section 3.02 [Reserved].

Section 3.03 [Reserved].

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy.

(a) Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b) If the Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the ~~Closing~~First Amendment Effective Date, or compliance by the Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any Person controlling the Lender as a consequence of the Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and the Lender’s desired return on capital), then from time to time upon demand of the Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction within 15 days after receipt of such demand.

(c) Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of the Lender’s right to demand such compensation.

(d) If the Lender requests compensation under this Section 3.04, then the Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of the Lender, cause the Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of the Lender pursuant to Sections 3.04(a) or 3.04(b).

Section 3.05 [Reserved].

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) If the Lender claims compensation under this Article III it shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

(b) With respect to the Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate the Lender for any amount incurred more than 180 days prior to the date that the Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.07 [Reserved].

Section 3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to Initial Credit Extension.

The obligation of the Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Lender:

(a) The Lender’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Lender and its legal counsel:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement;

(iii) [reserved]

(iv) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including a certificate attaching the Organization Documents of each Loan Party) as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) [reserved];

(vi) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the 2016 Transactions) substantially in the form attached hereto as Exhibit C-2;

(vii) a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.02(i) and 4.02(ii);

(viii) [reserved]; and

(ix) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Lender with respect to the Loan Parties.

(b) all fees and expenses due to the Lender required to be paid on the Closing Date and (in the case of expenses) invoiced at least three Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.

(c) The Lender shall have received reasonably satisfactory evidence that prior to or substantially simultaneously with the initial Credit Extensions the Refinancing has been consummated.

(d) The Lender shall have received (i) the Audited Financial Statements, (ii) the unaudited quarterly consolidated balance sheets of the Borrower and its Subsidiaries and Parent and its Subsidiaries as of each of March 31, 2016 and June 30, 2016 and related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries and Parent and its Subsidiaries for the fiscal quarters ended March 31, 2016 and June 30, 2016 and (iii) an unaudited consolidated income statement for the Borrower and its Subsidiaries calculated on a pro forma basis after giving effect to the Refinancing.

(e) The Lender shall have received at least three Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Lender in writing at least 10 days prior to the Closing Date.

(f) [reserved].

(g) [reserved].

(h) The Borrower and its Subsidiaries shall have delivered to the Lender “pay-off” letters in form and substance reasonably satisfactory to the Lender in connection with the repayment and termination of the Mortgage Loan Agreement.

Section 4.02 Conditions to All Credit Extensions.

The obligation of the Lender to honor any Request for Credit Extension (other than a Request for Credit Extension for an Incremental Loan which shall be governed by Section 2.14(d)), including on the Closing Date, is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and 4.02(ii) (or, in the case of a Request for Credit Extension for an Incremental Loan, the conditions specified in Section 2.14(d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Lender at the time of each Credit Extension that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the 2019 Transactions, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (c)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the 2019 Transactions, (b) [reserved], (c) [reserved] or (d) the exercise by the Lender of its rights under the Loan Documents except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Guarantee Requirements) and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and Parent and its Subsidiaries, as applicable, as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of the Borrower and its Subsidiaries which have been furnished to the Lender prior to the ~~Closing~~First Amendment Effective Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since December 31, 201~~5~~8, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the ~~Closing~~First Amendment Effective Date, none of the Borrower or its Subsidiaries has any material Indebtedness for borrowed money (other than (i) Indebtedness reflected on Schedule 5.05, (ii) Indebtedness arising under the Senior REIT Facilities, (iii) Indebtedness arising under the Senior Notes Indenture ~~and the New Senior Notes Indenture~~ and (~~iii~~iv) Indebtedness arising under the Loan Documents).

Section 5.06 Litigation.

Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower or each of its Restricted Subsidiaries, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default.

No Default or Event of Default has occurred or is continuing.

Section 5.08 Ownership of Property; Liens; Real Property; Leases and Management Agreements.

(a) The Borrower and/or each of its Restricted Subsidiaries, as applicable, has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 hereto and except for Liens permitted by Section 7.01 and where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as would not have a Material Adverse Effect, (i) no Loan Party is a party to any agreement which requires or will require such Loan Party to pay any material property improvement plan fees or charges or requires or will require any Loan Party to renovate, update, upgrade, repair, enhance, or improve such Real Property as a result of the 2019 Transactions, and (ii) all Operating Leases and Management Agreements to which any Loan Party is a party are in full force and effect, are the legal, valid and binding obligations of each of the Loan Parties party thereto, enforceable in accordance with their terms (subject to applicable Debtor Relief Laws and by general principles of equity) and no consent is required in connection with any such agreements for the consummation of the 2019 Transactions, except as shall have been obtained prior to the ~~Closing~~First Amendment Effective Date. In addition, (A) no material rights in favor of the applicable Loan Party under any Operating Lease or Management Agreement have been waived, canceled or surrendered; (B) all material amounts due and payable by any Loan Party under any Operating Lease or Management Agreement have been paid in full (except to the extent such payment is not yet overdue); (C) no Loan Party or any of its Subsidiaries is, to the knowledge of each Loan Party and its Subsidiaries, in material default under any Operating Lease or Management Agreement and no Loan Party or any of its Subsidiaries has received any notice of material default with respect to any Operating Lease or Management Agreement; and (D) to the knowledge of the Loan Parties, no counterparty to any Operating Lease or Management Agreement is in material default thereunder.

Section 5.09 Environmental Matters.

Except as specifically disclosed in Schedule 5.09(a) or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each Loan Party and its respective properties and operations are and, other than any matters which have been finally resolved, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of the Real Property owned, leased, or operated by any Loan Party, Subsidiary or a franchisee (subject to, in the case of such franchised Real Property not managed by the Loan Parties or Subsidiaries or their Affiliates, the knowledge of the Borrower) is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened, under or relating to any Environmental Law;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property, at any Real Property licensed to a franchisee (subject to, in the case of such franchised Real Property not managed by the Loan Parties or Subsidiaries or their Affiliates, the knowledge of the Borrower) or, to the knowledge of the Borrower, any real property formerly owned, leased, or operated by any Loan Party, Subsidiary or franchisee that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, any Loan Party or Subsidiary or could reasonably be expected to result in any Environmental Liability; and

(d) to the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the Loan Parties or any of their respective operations or any facilities currently or formerly owned, leased, or operated by any of the Loan Parties, Subsidiaries or franchisees that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, any Loan Party or Subsidiary or could reasonably be expected to result in any Environmental Liability.

Section 5.10 Taxes.

(a) Each of the Loan Parties and their respective Subsidiaries has filed or caused to be filed all federal, state and other material tax returns and reports that are required to have been filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other material Taxes, fees or other charges required to be paid by it or imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or Subsidiary), and no Tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such Taxes, fees or other charges.

(b) For its taxable year ended December 31, 2010, Borrower made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code. Commencing with its short taxable year ending December 31, 2010, Borrower has been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Section 5.11 ERISA Compliance.

(a) Except as set forth on Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event has occurred ~~during the six year period prior to the date on which this representation is made or deemed made~~ or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 436 of the Code), as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests.

As of the ~~Closing~~First Amendment Effective Date (after giving effect to the 2019 Transactions), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries (other than Immaterial Subsidiaries) have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such Subsidiaries (other than Immaterial Subsidiaries) are owned free and clear of all Liens except any Lien that is permitted under Section 7.01. As of the ~~Closing~~First Amendment Effective Date (after giving effect to the 2019 Transactions) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors, directors’ qualifying shares and springing membership interests held by independent managers) of any nature relating to any Equity Interest of Borrower or any Subsidiary.

Section 5.13 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) None of the Borrower, any Person Controlling the Borrower, or any of its Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14 Disclosure.

To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.15 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect as of the ~~Closing~~First Amendment Effective Date (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Borrower and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (d) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.16 Use of Proceeds. The proceeds of the Initial Loans shall be used solely for (i) the repayment in full of a portion of the Indebtedness of the Borrower and its Subsidiaries under the Mortgage Loan Agreement and to pay for Transaction Expenses, and (ii) to the extent any portion of the proceeds of the Initial Loans remain following application of the proceeds pursuant to the precedent clause (i), for general corporate purposes.

Section 5.17 Intellectual Property; Licenses, Etc.

The Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, trade secrets, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The business of any Loan Party or any of their Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights is filed and presently pending or, to the knowledge of the Borrower, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.18 Solvency.

On the ~~Closing~~First Amendment Effective Date, after giving effect to the 2019 Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.19 [Reserved].

Section 5.20 OFAC; USA PATRIOT Act; FCPA; Anti-Corruption Laws; Sanctions.

(a) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b) To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with ~~(i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii)~~ the USA PATRIOT Act.

(c) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee, agent or controlled affiliate of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person~~, nor is the Borrower or any of its Subsidiaries located, organized or resident in any country or territory that is the subject of Sanctions~~.

(d) No part of the proceeds of the Loans will be used by the Borrower (i) in violation of Anti-Corruption Laws or applicable Sanctions or (ii) for the purpose of financing any activities or business of or with any Sanctioned Person, unless authorized or not prohibited under applicable Sanctions.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01 Financial Statements.

(a) Deliver to the Lender, within 90 days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries and Parent and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related to (i) an upcoming maturity date under any Indebtedness or (ii) any actual or potential inability to satisfy any financial covenant ~~(whether or not such failure has occurred)~~;

(b) Deliver to the Lender, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and Parent, a consolidated balance sheet of the Borrower and its Subsidiaries and Parent and its consolidated Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail ~~and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes~~;

(c) Deliver to the Lender, ~~no later than 90 days after the end of each fiscal year~~within five Business Days following the date on which financial statements are required to be delivered pursuant to Section 6.01(a), a detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) Deliver to the Lender with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in Sections 6.01(a) and 6.01(b) may be satisfied with respect to such financial information by furnishing (A) the applicable financial statements of the Borrower or Parent, as applicable, or (B) the Borrower’s or Parent’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC.

Documents required to be delivered pursuant to Sections 6.01 and 6.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that: (i) upon written request by the Lender, the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender; and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Lender of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents~~. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Lender; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a)~~.

Section 6.02 Certificates; Other Information.

Deliver to the Lender:

(a) ~~concurrently with~~within five (5) Business Days following (x) the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower accompanied, when applicable, by copies of any amendments to the Operating Leases, Ground Leases or Management Agreements entered into during such period; provided that the Borrower shall not be required to provide copies of such amendments to the extent such amendments have been previously filed with the SEC and (y) the delivery of the financial statements referred to in Section 6.01(b), a certificate by a Responsible Officer of the Borrower that such financial statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(b) ~~concurrently with~~within five (5) Business Days following the delivery of the financial statements referred to in Section 6.01(a) and 6.01(b), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for the reporting period then ended and for the period from the beginning of the then current fiscal year to the end of such period, as compared to the portion of projections covering such periods and to the comparable periods of the previous year~~, including occupancy figures and average daily rate calculations, in each case, with respect to each of the properties of the Borrower and its Subsidiaries~~; provided that the Borrower shall not be required to deliver any documents or information to the Lender pursuant to this Section 6.02(b) for any financial quarter for which the Parent files similar documents or information in respect of itself and its Subsidiaries with the SEC;

(c) ~~concurrently with the delivery of the financial statements referred to in Section  6.01(a), a certificate of the independent certified public accountants reporting on such financial statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items and scope that independent certified public accountants are permitted to cover in such certificates pursuant to their processional standards and customs of profession);~~[reserved];

(d) [reserved];

(e) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Lender pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(~~f~~e) may be satisfied if such information is publicly available on the SEC’s EDGAR website;

(f) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate outstanding principal amount in excess of $100,000,000, any Permitted Refinancing thereof, and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 6.02;

(g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) [reserved], (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary, an Unrestricted Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

(h) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Section 6.03 Notices.

Promptly after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any of its Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(d) of the occurrence of any ERISA Event, as soon as possible and in any event within 10 days after the Borrower knows or have reason to know thereof; and

(e) of any material amendment or modification to, or material waiver or consent under, the Operating Leases or Management Agreements.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), 6.03(b) or 6.03(c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Notwithstanding the foregoing, the obligations in Section 6.03(e) may be satisfied by the filing of such material amendment or modification to, or material waiver or consent under, the relevant Operating Leases or Management Agreements with the SEC within the time periods required under the rules and regulations promulgated by the SEC.

Section 6.04 Payment of Obligations.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business all its obligations and liabilities, except, in each case, (i) to the extent any such obligation or liability is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to the Borrower) or clause (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, ~~and~~ (c) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions and (d) conduct its business in compliance in all material respects with Anti-Corruption Laws and Sanctions, including the USA PATRIOT Act.

Section 6.06 Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted. In addition with respect to each of the Properties that is subject to an Operating Lease, use commercially reasonable efforts to: (a) cause the Operating Lessees to maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and involuntary Dispositions excepted; (b) cause the Operating Lessees to make all necessary repairs thereto and renewals and replacements thereof; (c) cause the Operating Lessees to use the standard of care typical in the industry in the operation and maintenance of its facilities and the personal property related thereto; (d) cause the Operating Lessees to comply in all material respects with the terms, conditions, restrictions and other requirements of all recorded documents related thereto; (e) cause the Operating Lessees to comply in all material respects with the terms, conditions, restrictions and other requirements set forth in all applicable local, state and federal ordinances, zoning laws and other applicable laws; and (f) cause the Loan Party owning each such respective Property to also own all material personal and Real Property (including, without limitation, furnishings, equipment, software and other Property) required for the continued operation and maintenance of such Property in the ordinary course of business (except for (i) such Property as has been traditionally leased by such Loan Party in connection with such operation and maintenance, to the extent such leases have been disclosed to the Lender in writing prior to the date of this Agreement and (ii) the transfer of personal property related to the Properties to the Operating Lessees as permitted hereunder).

Section 6.07 Maintenance of Insurance. Maintain or cause to be maintained with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, including flood insurance with respect to each ~~Flood Hazard Property~~flood hazard property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (where applicable).

Section 6.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10 Inspection Rights.

Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lender shall not exercise such rights more often than once during any calendar year and only one such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Lender shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10 or in Section 6.02(h), none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Lender (or its representatives or contractors) is prohibited by Law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.11 Additional Guarantors.

At the Borrower’s expense, take all action either necessary or as reasonably requested by the Lender to:

(a) Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 6.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i) within 60 days after such formation, acquisition, cessation or designation, or such longer period as the Lender may agree in writing in its sole and reasonable discretion:

(A) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Guarantee Requirement to duly execute and deliver to the Lender joinders to this Agreement as Guarantors and other agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Lender;

(B) [reserved];

(C) [reserved];

(ii) if reasonably requested by the Lender, within 60 days after such request (or such longer period as the Lender may agree in writing in its reasonable discretion), deliver to the Lender a signed copy of an opinion, addressed to the Lender, of counsel for the Loan Parties reasonably acceptable to the Lender as to such matters set forth in this Section 6.11(a) as the Lender may reasonably request.

Section 6.12 Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits;

(ii) obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and

(iii) in each case to the extent the Loan Parties or Subsidiaries are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any Real Property in accordance with applicable Environmental Laws.

Section 6.13 [Reserved].

Section 6.14 Designation of Subsidiaries.

The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Senior Loan-to-Value Ratio, tested on a Pro-Forma Basis, shall not exceed 45% and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Lender a certificate setting forth in reasonable detail the calculations demonstrating such compliance and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate outstanding principal amount in excess of $100,000,000 or any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein.

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 6.15 Maintenance of Ratings.

In respect of the Borrower, use commercially reasonable efforts to maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

Section 6.16 Post-Closing Covenants.

Except as otherwise agreed by the Lender in its sole and reasonable discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.16 within the time periods set forth therein (or such longer time periods as determined by the Lender in its sole and reasonable discretion).

Section 6.17 Taxes.

(a) File or cause to be filed all federal and state Tax returns and other material Tax returns and reports that are required to be filed and pay all Taxes shown to be due and payable on such returns or otherwise assessed against it or imposed on any of its property, and all other material Taxes, fees or other charges required to be paid by it or imposed on it or any of its property by any Governmental Authority (other than (i) any Taxes the amount or validity of which is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

(b) Borrower will continue to be treated as and maintain its qualification as a “real estate investment trust” as defined in Section 856 of the Code for U.S. federal income tax purposes.

Section 6.18 Use of Proceeds.

The proceeds of the Initial Loans shall be used solely for (i) the repayment in full of a portion of the Indebtedness of the Borrower and its Subsidiaries under the Mortgage Loan Agreement and to pay for Transaction Expenses, and (ii) to the extent any portion of the proceeds of the Initial Loans remain following application of the proceeds pursuant to the precedent clause (i), for general corporate purposes.

Section 6.19 Know Your Customer.

~~The Borrower shall, promptly~~Promptly following a request by the Lender, provide all documentation and other information that the Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 6.20 [Reserved]

Section 6.21 Leases.

Use commercially reasonable efforts to enforce and comply with all material terms and provisions of the Operating Leases in all material respects.

Section 6.22 Management Agreements.

Use commercially reasonable efforts to cause the Operating Lessees to enforce and comply with all material terms and provisions of the Management Agreements in all material respects.

Section 6.23 Property.

(a) Cause all Properties located in the United States to be owned by a Loan Party, an Unrestricted Subsidiary or a Specified Property Owning Entity; and

(b) Cause each Domestic Subsidiary that owns Properties located outside of the United States to be designated as a Specified Property Owning Entity.

ARTICLE VII

NEGATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the ~~Closing~~First Amendment Effective Date:

Section 7.01 Liens.

Neither the Borrower nor the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) without duplication, Liens pursuant to or permitted by any Senior REIT Loan Document;

(b) Liens existing on the ~~Closing~~First Amendment Effective Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(b) and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03(b);

(c) Liens for Taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by appropriate actions diligently conducted and for which adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than 45 days or if more than 45 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property, that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, taken as a whole;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(j) [Reserved];

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or, to the extent related to any of the foregoing, Section 7.02(r) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 (other than Section 7.05(e)), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(o) [Reserved];

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) Ground Leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by the Lender;

(v) Liens on property of any Restricted Subsidiary that is not a Loan Party and that does not constitute “Collateral” under the Senior REIT Loan Documents, which Liens secure Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 7.03;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Sections 7.01(u) and 7.01(w); provided that (i) such Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) [Reserved];

(cc) Liens with respect to property or assets of the Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $60,000,000 and (ii) an amount of obligations that does not exceed in the aggregate an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 1.0%;

(dd) Liens to secure Indebtedness permitted under Sections 7.03(q) or 7.03(s) of the Senior REIT Credit Agreement;

(ee) Liens securing Indebtedness permitted under Sections 7.03(y) and (z); and

(ff) deposits of cash made in the ordinary course of business with the owner or lessor of premises leased and operated by the Borrower or any of its Restricted Subsidiaries to secure the performance of the Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

Notwithstanding the foregoing, no consensual Liens shall exist on (x) Equity Interests that constitute “Collateral” under the Senior REIT Loan Documents, (y) any Real Property owned by the Borrower or any of its Restricted Subsidiaries (whether now owned or hereafter acquired) or (z) the Operating Leases, Ground Leases or Management Agreements (or any right or interest therein (including any rent payable thereunder)), in each case other than pursuant to Sections 7.01(a), 7.01(dd) and 7.01(ee).

Section 7.02 Investments.

Neither the Borrower nor the Restricted Subsidiaries shall directly or indirectly, make any Investments, except:

(a) Investments by the Borrower or any of its Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, managers and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $5,000,000;

(c) Investments by the Borrower or any of its Restricted Subsidiaries in the Borrower or any of its Restricted Subsidiaries or any Person that will, upon such Investment become a Restricted Subsidiary; provided that any Investment made by any Person that is not a Loan Party in any Loan Party pursuant to this Section 7.02(c) shall be subordinated in right of payment to the Loans; provided, further, that the aggregate amount of Investments made pursuant to this Section 7.02(c) in Restricted Subsidiaries that are not Loan Parties shall not exceed at any time outstanding the greater of (x) $200,000,000 and (y) an amount of Investments that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 3.0%;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of transactions permitted under Sections 7.03 (other than 7.03(c) and 7.03(d)), 7.04 (other than 7.04(b)(ii)(y), 7.04(c), 7.04(d) and 7.04(e)), 7.05 (other than 7.05(d)(ii) or 7.05(e)) and 7.13, respectively, or Investments in the amount that is permitted to be made or declared as a Restricted Payments under 7.06 (other than 7.06(e));

(f) Investments (i) existing or contemplated on the ~~Closing~~First Amendment Effective Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the ~~Closing~~First Amendment Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the ~~Closing~~First Amendment Effective Date or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Restricted Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) [reserved]; (ii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (iii) to the extent required by the Guarantee Requirement, any such newly created or acquired Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Guarantor, in accordance with Section 6.11; (iv) immediately prior to, and after giving effect thereto, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom; (v) [reserved]; (vi) any Person or asset or division as acquired in accordance herewith shall be in the business of owning hotel properties or a Similar Business; and (vii) the aggregate amount of Investments made in Persons that do not become Loan Parties, or, in the case of an asset acquisition, assets that are not acquired by any Loan Party, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed at any time outstanding the greater of (x) $200,000,000 and (y) an amount that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 3.0% (any such acquisition, a “Permitted Acquisition”); provided that, the Borrower shall provide to the Lender, prior to the consummation of any Permitted Acquisition with a total consideration in excess of $50,000,000 (A) a notice of the Permitted Acquisition and (B) a certificate signed by a Responsible Officer certifying as to compliance with clauses (i) and (vii) above;

(j) [Reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) [Reserved];

(n) [Reserved];

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower or any direct or indirect parent of the Borrower;

(q) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary contemplated pursuant to Section 7.02(i)(vii);

(s) Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.05;

(t) Guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, Investments in an aggregate amount outstanding not to exceed at any time the FFO Builder Basket on such date;

(v) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this Section 7.02(v) and Section 7.02(y) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (i) $200,000,000 and (ii) an amount of Investments that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 3.0%;

(w) other Investments not to exceed the greater of (x) $200,000,000 and (y) an amount of Investments that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 3.0% at any time outstanding;

(x) Investments in any Similar Business having an aggregate fair market value (being measured at the time such Investment is made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (x), not to exceed an amount of Investments that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0% at any time outstanding (at the time such Investment is made) in the aggregate;

(y) Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this Section 7.02(y) and Section 7.02(v) that are at that time outstanding, not to exceed the greater of (i) $200,000,000 and (ii) an amount of Investments that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 3.0%; and

(z) cash Investments in, or contributions of Real Property to, Specified Property Owning Entities the proceeds of which are intended to be used by each such Specified Property Owning Entity to acquire, develop, construct, improve or renovate Properties.

For purposes of compliance with this Section 7.02, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amount which increases the FFO Builder Basket).

Section 7.03 Indebtedness.

Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) (i) Indebtedness outstanding on the ~~Closing~~First Amendment Effective Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) Indebtedness owed to the Borrower or any Restricted Subsidiary outstanding on the ~~Closing~~First Amendment Effective Date and any refinancing thereof with Indebtedness owed to the Borrower or any Restricted Subsidiary in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the intercompany Indebtedness so refinanced; provided that (x) any amount in excess of $5,000,000 owed by a Restricted Subsidiary that is not a Loan Party (including a Specified Property Owning Entity) to a Loan Party shall be evidenced by an Intercompany Note and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(c) Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) in the case of any Guarantee of Indebtedness of any Restricted Subsidiary that is not a Loan Party by any Loan Party, such Guarantee is permitted under Section 7.02 and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lender as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; provided that (A) in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party, such Indebtedness is permitted under Section 7.02; provided that any amount in excess of $5,000,000 owed by a Restricted Subsidiary that is not a Loan Party (including a Specified Property Owning Entity) to a Loan Party shall be evidenced by an Intercompany Note and (B) all such Indebtedness of any Loan Party owed to any Person or Restricted Subsidiary that is not a Loan Party shall be evidenced by an Intercompany Note and shall be subordinated in right of payment to the Loans (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Loan Party shall be deemed to be expressly subordinated in right of payment to the Loans unless the terms of such Indebtedness expressly provide otherwise);

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset, (ii) Attributable Indebtedness arising out of sale-leaseback transactions and (iii) any Permitted Refinancing of any of the foregoing, in an aggregate principal amount of Indebtedness at any time outstanding under this Section 7.03(e) not to exceed the greater of (x) $125,000,000 and (y) an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0%, in each case determined at the time of incurrence;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof; provided that immediately after giving pro forma effect to such Permitted Acquisition and the assumption of such Indebtedness, (i) if Secured Indebtedness, the Senior Loan-to-Value Ratio as of the last day of the most recently ended Test Period on or prior to the date of determination is no greater than 45.0% and (ii) either (x) the Interest Coverage Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination would be greater than immediately prior to such transactions or (y) after incurring at least $1.00 of additional Indebtedness the Interest Coverage Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination would be equal to or greater than 2.0 to 1.0; provided that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party under this Section 7.03(g), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(q) or 7.03(w), does not exceed in the aggregate an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0% at any time outstanding determined at the time of incurrence;

(h) Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness of the Borrower or any Restricted Subsidiary under ~~the Senior Notes Indenture and the New~~any Senior Notes Indenture in an aggregate principal amount not to exceed $~~1~~2,~~3~~05 0,000,000 and any Permitted Refinancing thereof;

(j) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) obligations in respect of treasury services agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts;

(m) Indebtedness of the Borrower and the Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of (x) $250,000,000 and (y) an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 4.0%;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) unsecured Indebtedness in an aggregate principal amount, not to exceed when aggregated with the Initial Loans and with the amount of Incremental Loans pursuant to Section 2.14(d)(v)), the greater of (A) $300,000,000 and (B) an unlimited amount so long as the Incremental Loan-to-Value Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, as if any Incremental Loans available under such Incremental Commitments had been outstanding on the last day of such period, and, in each case, without netting the cash proceeds of any such Incremental Loans, does not exceed 5.0%;~~;~~ provided (A) no such Indebtedness may be guaranteed by any Person which is not a Loan Party and (B) have terms and conditions (other than pricing, rate floors, discounts, fees, premiums, call protection and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) (except for any Previously Absent Financial Maintenance Covenant, in which case the Lender shall be given prompt written notice of such Previously Absent Financial Maintenance Covenant and the Loan Document shall be automatically and without further action deemed modified on or prior to the date of incurrence of such Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of, if such Previously Absent Financial Maintenance Covenant is added for the benefit of any Indebtedness in the form of term loans or notes, the Initial Loans, it being understood that upon the amendment of the Loan Document to include any such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Document as it pertains to such Previously Absent Financial Maintenance Covenant shall only be made pursuant to Section 10.1) (provided further that, at the option of the Borrower, a certificate of the Borrower as to the satisfaction of the conditions described in this clause (B) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (B), shall be conclusive unless the Lender notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party under this Section 7.03(q), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g) or 7.03(w), does not exceed in the aggregate an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0% at any time outstanding determined at the time of incurrence;

(r) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(s) Permitted Ratio Debt and any Permitted Refinancing thereof;

(t) Credit Agreement Refinancing Indebtedness;

(u) without duplication, Indebtedness pursuant to the Senior REIT Loan Documents;

(v) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 1.0% as of any date of incurrence;

(w) unsecured Indebtedness of the Borrower or any Restricted Subsidiary, so long as the Interest Coverage Ratio on a consolidated basis for the Borrower and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and, without duplication, Permitted Refinancings of such Indebtedness; provided that such Indebtedness (i) shall have a maturity date that is at least 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (ii) shall have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities, (iii) shall not be subject to scheduled amortization and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) such Indebtedness may not be guaranteed by any Person which is not a Loan Party and (v) shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) (except for any Previously Absent Financial Maintenance Covenant, in which case the Lender shall be given prompt written notice of such Previously Absent Financial

Maintenance Covenant and the Loan Document shall be automatically and without further action deemed modified on or prior to the date of incurrence of such Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of, if such Previously Absent Financial Maintenance Covenant is added for the benefit of any Indebtedness in the form of term loans or notes, the Initial Loans, it being understood that upon the amendment of the Loan Document to include any such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Document as it pertains to such Previously Absent Financial Maintenance Covenant shall only be made pursuant to Section 10.1) (provided further that, at the option of the Borrower, a certificate of the Borrower as to the satisfaction of the conditions described in this clause (iv) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (iv), shall be conclusive unless the Lender notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party under this Section 7.03(w), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g) or 7.03(q) does not exceed in the aggregate an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0% at any time outstanding determined at the time of incurrence;

(x) Indebtedness consisting of promissory notes issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06(g);

(y) without duplication, “Permitted Ratio Debt” and any “Permitted Refinancing” thereof (each as defined in the Senior REIT Credit Agreement);

(z) without duplication, “Credit Agreement Refinancing Indebtedness” (as defined in the Senior REIT Credit Agreement);

(aa) without duplication, amounts incurred under Sections 2.14 and 7.03(q) of the Senior REIT Credit Agreement; and

(bb) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 7.03(a) through 7.03(~~z~~aa) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Sections 7.03(a) through 7.03(x) above, the Borrower shall, in its sole discretion, classify or later divide or classify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).

Section 7.04 Fundamental Changes.

Neither the Borrower nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, (in respect of the Borrower or any Domestic Subsidiary) reorganize itself in any non-U.S. jurisdiction or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or the Borrower or any Restricted Subsidiary may change its legal form (x) if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Restricted Subsidiaries and if not materially disadvantageous to the Lender and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business are otherwise disposed of or transferred in accordance with Sections 7.02 (other than Section 7.02(e)) or 7.05 (other than Section 7.05(e)) or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e)) and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other

Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Lender, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (D) [reserved], (E) the Borrower shall have delivered to the Lender an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement preserves the enforceability of this Agreement and the Guaranty and (F) such merger shall be permitted or not restricted under Section 7.02; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e)); provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Guarantee Requirement; and

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

Section 7.05 Dispositions.

Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, make any Disposition, except:

(a) (i) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries and (ii) Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries outside the ordinary course of business in an aggregate amount not to exceed $15,000,000;

(b) Dispositions of inventory or goods (or other assets, including timeshare and residential assets, furniture and equipment) held for sale and immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business), in each case, in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.01 (other than Section 7.01(1)(ii)), 7.02 (other than Section 7.02(e) and Section 7.02(s)), 7.04 (other than Section 7.04(b)(ii) and Section 7.04(f)) and 7.06;

(f) [Reserved];

(g) Dispositions of Cash Equivalents;

(h) (i) by operation of the Operating Leases, (ii) other leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Restricted Subsidiaries and (iii) Dispositions of intellectual property that do not materially interfere with the business of the Borrower or any of its Restricted Subsidiaries ~~so long as the Borrower or any of its Restricted Subsidiaries receives a license or other ownership rights to use such intellectual property~~;

(i) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j) Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) with respect to any Disposition pursuant to this Section 7.05(j) for a purchase price in excess of $50,000,000 the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(r)(ii), 7.01(dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and 7.01(ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this Section 7.05(j)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s (or the Restricted Subsidiaries’, as applicable) most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $125,000,000 and (y) an amount that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 2.0% at any time (net of any non-cash consideration converted into cash and Cash Equivalents);

(k) [Reserved];

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) Dispositions of property pursuant to sale-leaseback transactions permitted under Section 7.03(e);

(n) any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(o) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(p) the unwinding of any Swap Contract pursuant to its terms;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements, and

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights,

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) (other than, to the extent constituting Dispositions, transactions permitted by Sections 7.02 or 7.04), 7.05(i) and 7.05(p) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition.

Section 7.06 Restricted Payments.

Neither the Borrower nor any of the Restricted Subsidiaries shall declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) the payment of any distribution or other action which the Borrower believes in good faith is necessary either to maintain the Borrower’s status as a real estate investment trust under the Code or to enable the Borrower to avoid payment of any Tax that could be avoided by reason of a distribution or other action by the Borrower, including actions necessary to maintain the pairing arrangement of the Borrower’s Class B common stock with the Parent’s common stock (other than in connection with a voluntary share repurchase by the Borrower);

(d) the Borrower may make a Restricted Payment with respect to preferred interests issued to satisfy the “100 shareholders” REIT qualification requirement under Section 856(a)(5) of the Code (“REIT Distribution”) in an amount not exceeding $100,000 per annum in the aggregate;

(e) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than Section 7.02(e)), 7.04 or 7.08 (other than Sections 7.08(b) and 7.08(e));

(f) repurchases of Equity Interests in the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) the Borrower and each Restricted Subsidiary may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary from any future, present or former employee, officer, director, manager or consultant of such Restricted Subsidiary (or the Borrower) upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Restricted Subsidiary (or the Borrower); provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(g) shall not exceed $10,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries;

(h) so long as no Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in an aggregate amount not to exceed the FFO Builder Basket on such date;

(i) any payments or other transactions pursuant to (i) the Amended and Restated Services Agreement, dated as of November 12, 2013, entered into among the Borrower, Parent, and ESA Management, LLC, or any amendment or successor to such agreement, or (ii) any Tax-sharing agreement between the Borrower, any Restricted Subsidiary or any other Person with which the Borrower or the Restricted Subsidiary files a consolidated ~~Tax~~tax return or with which the Borrower or the Restricted Subsidiary is part of a consolidated group for ~~Tax~~tax purposes, provided that, in the case of a ~~Tax~~tax-sharing agreement, such payments shall not exceed the amount of the ~~Tax~~tax liability that would have been incurred by the Borrower or such Restricted Subsidiary if the Borrower or the Restricted Subsidiary had filed a separate ~~Tax~~tax return on a stand-alone basis for the period to which such payment is attributable;

(j) payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of required withholding or similar non-U.S. Taxes with respect to any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(k) the Borrower or any Restricted Subsidiary may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;

(l) ~~[Reserved];~~payments made for Equity Interests comprising capital stock, including options, warrants or other rights to acquire such shares of capital stock (other than Disqualified Equity Interests), of Parent in connection with the Amended and Restated ESH Hospitality, Inc. 2015 Long-Term Incentive Plan, or any successor plan approved by the stockholders of the Borrower to settle shares under the plan;

(m) so long as no Default has occurred and is continuing or would result therefrom, additional Restricted Payments in an aggregate amount at any time outstanding not to exceed the greater of (x) $300,000,000 and (y) an amount that would result in an Incremental Loan-to-Value Ratio of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period on or prior to the date of determination equal to 5.0%; and

(n) Restricted Payments that are made (i) in an amount equal to the amount of Excluded Contributions previously received or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions.

Section 7.07 Change in Nature of Business.

The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the ~~Closing~~First Amendment Effective Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 7.08 Transactions with Affiliates.

The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, in each case involving consideration in excess of $10,000,000 (in one transaction or a series of related transactions) other than (a) loans and other transactions among the Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such loan or other transaction to the extent permitted under this Article VII, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) ~~[Reserved]~~transactions with Affiliates for which the Borrower shall have received an investment banking fairness opinion, (d)

[Reserved], (e) Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.02, (f) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (h) transactions pursuant to agreements in existence on the ~~Closing~~First Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lender in any material respect, (i) customary payments by the Borrower and any of its Restricted Subsidiaries to the Investors or their Affiliates made for any financial, advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures) and this Agreement, (j) a joint venture which would constitute a transaction with an Affiliate solely as a result of the Borrower or any Restricted Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity ~~or~~, (k) entering into or modifying leases or related agreements among the Borrower, the Parent and any Restricted Subsidiary with terms that permit the leases or related agreements to comply with requirements applicable to real estate investment trusts under the Code, including the requirement that the leases be respected as “true leases” under the Code, and to enable the Borrower to avoid the payment of any Tax provided that such new or modified leases or related agreements are on terms that, taken as a whole, are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate, (l) the issuance and sale of Equity Interests comprising capital stock, including options, warrants or other rights to acquire such shares of capital stock (other than Disqualified Equity Interests), of the Borrower to the Parent in connection with the Amended and Restated Extended Stay America, Inc. 2015 Long-Term Incentive Plan, or any successor plan approved by the stockholders of the Parent or (m) the purchase of Equity Interests comprising capital stock of the Parent in connection with the Amended and Restated ESH Hospitality, Inc. 2015 Long-Term Incentive Plan, or any successor plan approved by the stockholders of the Borrower..

Section 7.09 Burdensome Agreements.

The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or any Senior REIT Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or to make or repay intercompany loans and advances to the Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lender with respect to the Loans and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the ~~Closing~~First Amendment Effective Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower and are not applicable to any other Restricted Subsidiary or the properties or assets of any other Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03 but solely to the extent such restriction relates to the property financed by or secured by such Indebtedness, (iv) arise in connection with any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any such negative pledge or restriction on Liens relates to the property the acquisition of which was financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) are evidenced by ~~the~~a Senior Notes Indenture, ~~the New Senior Notes Indenture~~ or any agreement or indenture relating to a Permitted Refinancing thereof, (ix) are customary restrictions set forth in Indebtedness incurred pursuant to Sections 7.03(b), (e), (g), (m), (q), (r), (s), (t), (u) or (w), so long as the restrictions set forth therein are no more restrictive than the provisions set forth herein, (x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (~~x~~xi) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (~~xi~~xii) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (~~xii~~xiii) arise in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit and (~~xiii~~xiv) are customary restrictions (as reasonably determined by the Borrower) that arise in connection with any Lien permitted by Sections 7.01(a), (b), (e), (f), (i), (k), (l), (p), (s), (u), (w), (z), (aa) and (ee) and relate to the property subject to such Lien.

Section 7.10 Use of Proceeds.

The Borrower shall not directly, or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or request any Loan the proceeds of which will be used, or loaned, contributed, or otherwise made to any Subsidiary, joint venture partner or, to the knowledge of the Borrower, other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law, or to fund any activities or business of or with any Sanctioned Person or in any ~~country or territory that, at the time of such funding, is subject of any Sanctions~~Sanctioned Country, to the extent prohibited ~~by~~for a Person required to comply with applicable Sanctions or Anti-Corruption Laws or (ii) in any other manner that would result in a violation of any Anti-Corruption Laws or applicable Sanctions by any party to this Agreement.

Section 7.11 [Reserved].

Section 7.12 Fiscal Year.

The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Lender, change its fiscal year to any other fiscal year reasonably acceptable to the Lender, in which case, the Borrower and the Lender will make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Indebtedness.

(a) The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted), any subordinated Indebtedness incurred under Section 7.03(g) or any other Indebtedness that is or is required to be subordinated, in right of payment, to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation (in each case, a “Restricted Debt Payment”), except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) prepayments permitted under or required by the Senior REIT Loan Documents and (v) so long as no Default has occurred and is continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the FFO Builder Basket at such time.

(b) The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lender any term or condition of any Junior Financing Documentation without the consent of the Lender (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 7.14 Certain Amendments.

The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly:

(a) terminate, amend, modify or change its respective organizational documents, if such termination, amendment, modification or change would be materially adverse to the interests of the Lender;

(b) permit any Loan Party or its Subsidiaries to enter into, terminate, cancel, amend, restate, supplement or otherwise modify any Material Operating Lease (in each case, except in connection with an extension or entry into a new Material Operating Lease in compliance with Section 6.21(b)) in a manner no less favorable in any material respect, taken as a whole, to the Borrower and the Restricted Subsidiaries than the Material Operating Lease being replaced, terminated, canceled, amended, restated, supplemented or otherwise modified unless (i) consistent with those available in the market at such time for agreements pertaining to similarly situated properties and among similarly situated parties (as determined by the Borrower in good faith) and in connection with which the Lender has received reasonably satisfactory projections for the 12 month period after the date of such termination, cancellation, restatement, supplement, entry or other modification showing, on a pro forma basis after giving effect thereto, that the Loan Parties shall be in pro forma compliance with the financial covenant set forth in Section 7.11 of the Senior REIT Credit Agreement (without giving effect to the proviso thereto) or (ii) otherwise reasonably satisfactory to the Lender (whose consent to such terms shall not be unreasonably withheld, conditioned or delayed); provided that nothing in this clause (b) is intended to restrict (x) mergers or consolidations of Loan Parties permitted under Section 7.04, or (~~z~~y) any Disposition completed in accordance with Section 7.05;

(c) permit any Property to cease to be wholly owned by a Loan Party or ground leased by a Loan Party pursuant to a long term Ground Lease which has been reviewed and approved by the Lender (such approval not to be unreasonably withheld, delayed or conditioned) except in connection with a Disposition completed in accordance with Section 7.05; or

(d) permit any Operating Lessee to terminate or to amend, modify or change any Management Agreement in any material respect without the prior written consent of the Lender (such consent not to be unreasonably delayed, conditioned or withheld)~~:~~; provided that nothing in this clause (d) is intended to restrict (x) mergers or consolidations of Loan Parties permitted under Section 7.04, (y) acquisitions of Properties or (z) any Disposition completed in accordance with Section 7.05.

Section 7.15 Anti-Money Laundering.

The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly~~:~~

~~(a) (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any applicable Sanctions or laws related to money laundering or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Sanctions.~~

~~(b) Cause~~, cause or permit any of the funds of the Borrower and any Restricted Subsidiary that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Law.

Section 7.16 Permitted Activities of Specified Property Owning Entities.

Notwithstanding anything to the contrary in this Agreement, each Specified Property Owning Entity shall not (a) incur, directly or indirectly, any Indebtedness for borrowed money other than intercompany indebtedness in accordance with Section 7.03(b) and (d); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than as permitted under Sections 7.01(c), (d), (e), (f), (g), (h), (i), (k), (l), (r), (s), (t), (x), (z) and (~~x~~ff); (c) engage in any business or activity or own any material assets other than the ownership, acquisition, development, construction, repair, improvement, renovation, disposition or leasing of the Properties and activities incidental thereto; (d) except as otherwise permitted pursuant to Sections 7.04 or 7.05, consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person other than with, into or to a Loan Party or any other Specified Property Owning Entity; (e) ~~[reserved]~~subject to Section 6.16, own any Subsidiary; and (f) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Specified Property Owning Entity except to the extent permitted by the Loan Documents.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default.

Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof by the Lender to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than $100,000,000; or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by the Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) [reserved];

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(m) Operating Leases and Management Agreements. (i) Any default, event of default or similar event occurs under any Material Operating Lease, subject to applicable notice or grace periods, as a result of non-payment, or bankruptcy or insolvency of any party thereto, (ii) any other default, event of default or similar event occurs under any Material Operating Lease that results in the acceleration or early termination of such Material Operating Lease, or (iii) any event of default occurs under any Material Management Agreement, subject to applicable notice or grace periods, as a result of non-payment, or bankruptcy or insolvency in relation to the applicable Operating Lessee.

Section 8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(i) declare the commitment of the Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) [reserved]; and

(iv) exercise on behalf of itself all rights and remedies available to it under the Loan Documents or applicable Law or in equity;

provided that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Lender.

Section 8.03 Exclusion of Immaterial Subsidiaries.

Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.01(f) or 8.01(g), any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not individually, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a fair market value in excess of 2.5% of Total Assets (and, when taken together with all other Immaterial Subsidiaries as of such date, did not have assets with a fair market value in excess of 7.5% of Total Assets).

Section 8.04 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Lender in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lender;

Second, [reserved];

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Lender on such date;

Sixth, [reserved]; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Lender and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Lender may enter into any Incremental Amendment in accordance with Section 2.14, any Refinancing Amendment in accordance with Section 2.15 and any Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document (other than as set forth in such Sections).

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: if to the Borrower (or any other Loan Party) or the Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties and the Lender.

(c) Reliance Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Lender-Related Person and the Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law or in equity.

Section 10.04 Attorney Costs and Expenses.

The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to Fried, Frank, Harris, Shriver & Jacobson LLP and Wilkie, Farr and Gallagher LLP, one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lender and (b) from and after the Closing Date, to pay or reimburse the Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of two counsels to the Lender (and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lender )). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges (to the extent applicable) and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Lender. The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Lender in its sole discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.05 Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless each Lender-Related Person and the Lender, and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lender, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, document, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims arising out of any act or omission of the Borrower, the Investors or any of their respective Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within 30 days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final and non-appealable judgment from a court of competent jurisdiction that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the replacement of the Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (except as permitted by Section 7.04) and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee or (ii) by way of participation in accordance with the provisions of Section 10.07(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) [reserved].

(c) [reserved].

(d) [reserved].

(e) [reserved].

(f) The Lender may at any time sell participations to any Person, subject to the proviso to Section 10.07(a) (each, a “Participant”), in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of the Lender. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were the Lender. When it sells a participation the Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that the Lender shall not have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Department of the Treasury regulations. The entries in the Participant Register shall be conclusive and the Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed.

(h) The Lender may, without the consent of the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over the Lender; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(i) [reserved].

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower, the Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it.

(k) [reserved].

(l) [reserved].

(m) The Lender may, so long as no Default or Event of Default has occurred and is continuing ~~t~~, at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to the Borrower through, notwithstanding Section 2.12 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that in connection with such assignments, (A) the principal amount of such Loans, along with all accrued and unpaid interest thereon, so assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer and (B) the aggregate outstanding principal amount of Loans shall reflect such cancellation and extinguishing of the Loans then held by the Borrower.

Section 10.08 Confidentiality.

The Lender agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the Lender or its Affiliates); provided that the Lender agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) [reserved]; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Lender agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07, counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower,) in accordance with the standard processes of the Lender or customary market standards for dissemination of such type of Information); (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than a Loan Party or any Investor or their respective Affiliates (so long as such source is not known to the Lender, or any of its Affiliates to be bound by confidentiality obligations to any Loan Party); (i) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from the Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder or (l) to the extent such Information is independently developed by the Lender, or any of its Affiliates. In addition, the Lender may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of its Subsidiaries or its business, other than any such information that is publicly available to the Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

Section 10.09 Setoff.

In addition to any rights and remedies of the Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, the Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on their own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, the Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to the Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Lender or its Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. The rights of the Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Lender may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Termination.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.14 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE CITY OF NEW YORK (BOROUGH OF MANHATTAN), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTWITHSTANDING ANYTHING HEREIN OR IN ANY OTHER LOAN DOCUMENT TO THE CONTRARY, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED

THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties party hereto and the Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender except as permitted by Section 7.04.

Section 10.18 USA PATRIOT Act.

The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow the Lender to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lender.

Section 10.19 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) the Lender has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Lender has no obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Lender has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Each Loan Party acknowledges and agrees that the Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Parent, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if the Lender or Affiliate thereof were not a Lender or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to Parent, the Borrower, any Investor or any Affiliate of the foregoing. The Lender and any Affiliate thereof may accept fees and other consideration from Parent, the Borrower, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any Parent, the Borrower, any Investor or any Affiliate of the foregoing. The Lender may have directly or indirectly acquired certain equity interests (including warrants) in Parent, the Borrower, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Parent, the Borrower, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any the Lender or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and the Lender or any Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Parent, the Borrower, an Investor or an Affiliate thereof.

Section 10.20 [Reserved]

Section 10.21 [Reserved].

Section 10.22 Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to the Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Lender in the specified currency, the Lender agrees to remit such excess to the Borrower.

ARTICLE XI

GUARANTY

Section 11.01 The Guaranty.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to the Lender and its successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lender to, and the Notes held by the Lender of, the Borrower, and all other Obligations from time to time owing to the Lender by any Loan Party under any Loan Document strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02 Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) [reserved]; or

(v) the release of any other Guarantor pursuant to Section 11.10 or otherwise.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

Section 11.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the termination of the Commitments and the payment in full in cash in immediately available funds of all Obligations (other than contingent indemnification obligations not yet accrued and payable), it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Sections 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lender, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07 Continuing Guaranty.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state, corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. For purposes of the foregoing, all Guarantees of such Guarantor other than the Guaranty shall be deemed to be enforceable and payable after the Guaranty.

Section 11.09 Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that the Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 11.10 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary (any such Subsidiary Guarantor described in the foregoing clause (i) or (ii), a “Released Guarantor”), such Released Guarantor shall, upon the consummation of such sale or transfer or upon becoming an Excluded Subsidiary, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof).

Upon the Discharge of Obligations, this Agreement, the other Loan Documents and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such Discharge of Obligations pursuant to the terms of this Agreement or the other Loan Documents. Any execution and delivery of any document pursuant to the preceding sentence of this Section 11.10 shall be without recourse to or warranty by the Lender.

Section 11.11 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment (based on an equitable apportionment of such payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction). Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Lender, and each Subsidiary Guarantor shall remain liable to the Lender for the full amount guaranteed by such Subsidiary Guarantor hereunder.

[Signature Pages Follow]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~BORROWER:~~	~~ESH HOSPITALITY, INC.~~

~~By:~~

~~Name: Jonathan S. Halkyard~~
~~Title: Chief Financial Officer~~

~~SUBSIDIARY GUARANTORS:~~

~~CP ESH INVESTORS, LLC~~

~~EXTENDED STAY LLC~~

~~ESH H PORTFOLIO LLC~~

~~ESH SPARTANBURG GROUND LESSEE LLC~~

~~ESH ACQUISITIONS HOLDINGS LLC~~

~~ESH ACQUISITIONS LLC~~

~~ESH CANADA MEZZANINE C LLC~~

~~ESH CANADA MEZZANINE B LLC~~

~~ESH CANADA MEZZANINE A LLC~~

~~ESH MEZZANINE C LLC~~

~~ESH MEZZANINE B LLC~~

~~ESH MEZZANINE A LLC~~

~~ESA P PORTFOLIO MD BENEFICIARY L.L.C.~~

~~ESA CANADA BENEFICIARY L.L:C.~~

~~ESA CANADA ADMINISTRATOR L.L.C.~~

~~ESA P PORTFOLIO MD BORROWER L.L.C.~~

~~ESA CANADA PROPERTIES BORROWER L.L.C.~~

~~By:~~

~~Name: Jonathan S. Halkyard~~
~~Title: Vice President~~

~~LENDER:~~	~~EXTENDED STAY AMERICA, INC.~~

~~By:~~

~~Name: Jonathan S. Halkyard~~
~~Title: Chief Financial Officer~~

ANNEX II

Schedules to Amended Credit Agreement

Attached hereto.

Schedule 1.01D

Excluded Subsidiaries

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 1.01F

Unrestricted Subsidiaries

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 5.05

Certain Liabilities

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 5.12

Subsidiaries and Equity Interests

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.01(b)

Existing Liens

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.02(f) Existing Investments

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.03(b)

Existing Indebtedness

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.08

Transactions with Affiliates

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.09

Certain Contractual Obligations

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]